UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KEYSIGHT TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

EXPLANATORY NOTE
Keysight Technologies, Inc. is filing this revised definitive proxy statement related to its 2021 Annual Meeting of Stockholders to add a new Proposal No. 4 to solicit a non-binding advisory vote from Keysight stockholders on the frequency on which the advisory say-on-pay vote on compensation paid to our named executive officers will be held, and make related changes. This revised definitive proxy statement supersedes the definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2021.

KEYSIGHT TECHNOLOGIES

PROXY STATEMENT 2021

ACCELERATING INNOVATION TO CONNECT & SECURE THE WORLD

Dear Stockholders:

Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, California 95403

February 3, 2021

I am honored to serve as Chairman and Chief Executive Officer of this great company and to work alongside such an engaged, inclusive, and collaborative Board of Directors, dedicated management team, and outstanding workforce.

On behalf of the board of directors (“Board of Directors” or “Board”) of Keysight Technologies, Inc. (“Keysight”), I am pleased to invite you to attend our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). To support the health and well-being of our stockholders, employees, and Board in light of the COVID-19 pandemic, the Keysight Technologies, Inc. 2021 Annual Meeting of Stockholders will be held on Thursday, March 18, 2021 via Live Webcast at 8:00 a.m., Pacific Time, virtually via the Internet at www.meetingcenter.io/220281256. Stockholders of record as of the close of business on January 19, 2021 are entitled to vote.

You can attend the 2021 Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned internet site. We are committed to affording stockholders the ability to participate at the virtual meeting to the same extent as they would at an in-person meeting. We hope that the circumstances next year will allow us to resume our historical practice of holding an in-person annual meeting of stockholders. Details regarding how to access the virtual meeting via the internet and the business to be conducted at the meeting are more fully described in the accompanying Notice of 2021 Annual Meeting and Proxy Statement.

As we issue this Proxy Statement, our world continues to change rapidly, driven in large measure by COVID-19 and its economic, social, and personal impacts. Our thoughts are with everyone affected. In addition to protecting our employees, clients, and others with whom we interact, we have challenged ourselves to remain leaders during this time. As a global enterprise, we have been agile in responding to local conditions, emphasized our adaptability across Keysight, and pushed ourselves to keep moving forward. We have enacted detailed business continuity plans that allow us to continue to serve our customers and create value for stockholders, while protecting the well-being of our people.

With our long-term strategy, focus on customers, performance, knowledge, and operating discipline, we believe we are well-positioned to navigate the future. We will continue to find better ways to do our work, to develop new capabilities, and to create strategies for success in these transformative times as we build an even stronger and more innovative company that delivers value to employees, clients, stockholders, and our communities.

I am honored to serve as Chairman and Chief Executive Officer of this great company and to work alongside such an engaged, inclusive, and collaborative Board of Directors, dedicated management team, and outstanding workforce.

On behalf of our Board of Directors, thank you for being a Keysight stockholder and for your continued support of Keysight.

Sincerely,

Ronald S. Nersesian Chairman, President and Chief Executive Officer

Notice of 2021 Annual Meeting of Stockholders

Virtual Meeting Logistics
DATE: Thursday, March 18, 2021
TIME: 8:00 a.m., Pacific Time
LIVE WEBCAST: www.meetingcenter.io/220281256 access begins at 7:30 a.m., Pacific Time
The Notice of 2021 Annual Meeting, Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended October 31, 2020 are available free of charge at www.envisionreports.com/KEYS
Items of Business
•	Elect three directors to a 3-year term;
•	Ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm;
•	Approve, on a non-binding advisory basis, the compensation of Keysight’s named executive officers;
•	Approve, on a non-binding advisory basis, the frequency of future stockholder votes on the compensation of Keysight’s named executive officers; and
•	Consider such other business as may properly come before the meeting.
Important Meeting Information
Record Date
Stockholders of record as of close of business on January 19, 2021 (“Record Date”) will be entitled to vote and participate in the 2021 Annual Meeting.
How to Attend the 2021 Annual Meeting
This year’s Annual Meeting will take place entirely online. If you are a stockholder of record, you may attend and vote at the 2021 Annual Meeting by visiting www.meetingcenter.io/220281256 (password is KEYS2021) and entering the control number included on your Notice of Internet Availability of Proxy Materials (“Notice”) or on your proxy card that accompanied your proxy materials (if you received a printed copy of the proxy materials). If you are a beneficial owner of shares held in “street name” (meaning, if you hold your shares through a broker, bank, or other nominee), you must register in advance to attend the 2021 Annual Meeting and to vote your shares or ask questions during the Annual Meeting. Please see pages 83-84 in the “Frequently Asked Questions” section of this Proxy Statement for more information.
By Order of the Board of Directors,

Jeffrey K. Li
Senior Vice President, General Counsel and Secretary
Santa Rosa, California
February 3, 2021
Your Vote Is Important. Please Vote.

PROXY SUMMARY
This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting. In this Proxy Statement, the terms “Keysight,” “we,” and “our” refer to Keysight Technology Inc. Information presented in this Proxy Statement is based on Keysight’s fiscal year starting with November 1 and ending on October 31 of each year (“Fiscal Year” or “FY”), unless specifically stated otherwise.
Annual Meeting of Stockholders

Date & Time:	Thursday, March 18, 2021 at 8:00 a.m. Pacific Time
Location:	www.meetingcenter.io/220281256
Record Date:	January 19, 2021
Voting Matters

Stockholders will be asked to vote on the following matters at the 2021 Annual Meeting of Keysight:
Board Recommendation
PROPOSAL 1. Elect three directors to a 3-year term	Vote FOR each director nominee
PROPOSAL 2. Ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm	Vote FOR
PROPOSAL 3. Approve, on a non-binding advisory basis, the compensation of Keysight’s named executive officers	Vote FOR
PROPOSAL 4. Approve, on a non-binding advisory basis, the frequency of future stockholder votes to approve the compensation of Keysight’s named executive officers	Vote FOR every 1 year
2021 Proxy Statement i

Keysight at a Glance

Keysight is a leading technology company that helps its engineering, enterprise and service provider customers accelerate innovation to connect and secure the world. Our solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets.
25	32,000+	3,000+	13,000+	670,000+
▼	▼	▼	▼	▼
Of the top 25 technology companies use Keysight	Customers in more than 100 countries	US and foreign patents issued or pending	Diverse employees located across the globe	Students and future engineers engaged through STEM education
Our Values

At Keysight, we are driven to deliver breakthrough solutions and trusted insight in electronic design, test, manufacture, and optimization to help customers accelerate the innovations that connect and secure the world. Our values guide how we work with each other and how we interact with our customers, our suppliers, our partners, our shareholders, and our communities. Keysight’s values make our culture dynamic, inclusive, inspiring, and powerful, creating a space where innovation and experimentation thrive.
Governance Highlights

Board Composition
The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) regularly reviews the overall composition of the Board and its committees to assess whether they reflect the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to Keysight’s current and future business and strategy.
Each member of our Board has the necessary qualifications, expertise, and attributes in technology, global business, leadership, and financial literacy to be an effective member of the Board. The table below summarizes the number of Directors possessing each of the skills and experience we have determined are most relevant to the decision to nominate candidates to serve on the Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
ii 2021 Proxy Statement

2021 Proxy Statement iii

Board Profile

Board Refreshment
Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives, and broaden and diversify the views and experience represented on the Board. To that end, we added two new directors to our Board in the last two Fiscal Years. The average tenure of our Board is currently 5 years.
Our Directors

				Committee Memberships (as of January 19, 2021)
Nominee	Age at Record Date	Director Since	Board	Audit & Finance Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee
Paul N. Clark	73	October 2014	•	•		•	(C)
James G. Cullen	78	October 2014	•		(C)		•
Charles J. Dockendorff	66	October 2014	•	(C)			•
Richard P. Hamada	62	October 2014	•		•		•
Paul A. Lacouture	70	March 2019	•	•			•
Ronald S. Nersesian	61	December 2013	(C)			(C)
Jean H. Nye [1]	68	October 2014	•		•		•
Joanne B. Olsen	61	May 2019	•		•		•
Robert A. Rango	62	November 2015	•	•			•
1	Jean M. Halloran was married on November 27, 2020 and changed her name to Jean Halloran Nye.
(C) Chairman	• Member
iv 2021 Proxy Statement

Governance Practices

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.
Highlights of our governance practices include, among others:

• Eight of our nine directors are independent

• Lead Independent Director with clearly defined role

• Independent standing Board committees

• Regular meetings of our independent directors without management present

• 33% of directors are female or racially diverse

• Average Board tenure of 5 years (as of end of Fiscal Year 2020)

• Annual evaluation of the CEO by independent directors

• Annual board self-assessment process

• Policies prohibiting hedging, short selling and pledging of our common stock for all employees and directors

• Stock ownership guidelines for executive officers and directors

• Risk oversight by Board and Committees.

• Procedures for stockholders to communicate directly with the Board

• Annual advisory vote on executive compensation

• Periodic review of Committee charters and Corporate Governance Guidelines

• Board oversight of human capital management matters

Stockholder Communication

Stockholder communication is essential to our ongoing review of our corporate governance and executive compensation programs and practices. Executive management, Investor Relations and the Corporate Secretary engage with stockholders from time to time to understand their perspectives on a variety of corporate governance matters, including executive compensation, corporate governance policies and corporate sustainability practices.
We also communicate with stockholders through a number of routine forums, including quarterly earnings presentations, SEC filings, our Annual Report and Proxy Statement, the Annual Meeting, and investor meetings, conferences and web communications. We relay stockholder feedback and trends on corporate governance and sustainability developments to our Board and its standing Committees and work with them to enhance our practices and improve our disclosures.
2021 Proxy Statement v

Fiscal Year 2020 Financial Performance

The COVID-19 pandemic created significant challenges for Keysight in Fiscal Year 2020. In an effort to keep our employees and their families safe and healthy, we temporarily closed our locations globally, including our production and order fulfillment facilities, implemented work from home policies, made substantial changes to employee travel policies, and canceled training and marketing events or moved them to a virtual format. We experienced supply chain disruptions in the last half of the second quarter which continued into the third quarter. Our customers, suppliers and vendors were similarly impacted by the COVID-19 pandemic.
Our ability to be resilient and adapt quickly to external changes was critical to our creation of value for our stockholders, customers and employees in spite of the challenges presented by the pandemic. While our revenue for Fiscal Year 2020 was lower when compared to Fiscal Year 2019 due to site closures and supply chain disruptions, the impact of lower revenue on gross margin and operating margin was more than offset by favorable mix and lower discretionary spending as a result of our mitigation efforts. Consequently, despite the impact of COVID on our business, orders, net income (on both a GAAP and non-GAAP basis), gross margin, operating margin, and earnings per share (on both a GAAP and non-GAAP basis), all increased compared to Fiscal Year 2019 results.
GAAP Revenues	$4.2B	-2% YoY growth
Non-GAAP Revenue	$4.2B	-2% YoY growth
GAAP Net Income	$627M	+1% YoY growth
Non-GAAP Net Income	$919M	+2% YoY growth
GAAP EPS	$3.31 per share	+2% YoY growth
Non-GAAP EPS	$4.85 per share	+3% YoY growth
LONG TERM STOCKHOLDER VALUE CREATION

(1)	Measured using October 31, 2020 stock price
vi 2021 Proxy Statement

Compensation Discussion and Analysis Highlights

Compensation Policies and Practices
Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:
What We Do	What We Don’t Do

• Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised 100% of independent directors

• Independent compensation consultant retained by the Compensation Committee

• Balance short- and long-term incentives, cash and equity and fixed and variable pay elements

• Performance-based equity awards comprising approximately 60% of the overall equity allocation to executive officers

• Maximum limits on the amount of annual cash incentives and performance-based restricted stock units (“PSUs”) that may be paid out

• Maintain a clawback policy that applies to both cash incentives and equity awards

• Annually assess and mitigate compensation risk

• Solicit an annual advisory vote on executive compensation

•  Maintain robust stock ownership guidelines

• No repricing or repurchasing of underwater stock options without stockholder approval

• No dividends or dividend equivalents on unearned awards

• Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans

•  No single trigger change of control acceleration of vesting for equity awards

• No excessive perquisites or severance benefits

• No golden parachute tax gross-ups

Incentive Program – Pay-for-Performance Highlights
As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our named executive officers (“NEOs”) are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. Below are a few highlights of our pay for performance philosophy as they relate to our CEO.
Fiscal Year 2020 NEO Target Total Direct Compensation

2021 Proxy Statement vii

Fiscal Year 2020 Incentive Plan Results
Short-Term Performance Incentive Results
FY20 Goals	H1 Achievement % of Target	H2 Achievement % of Target
Non-GAAP EPS	86.1%	131.0%
Keysight Non-GAAP Revenue Growth	-103.7%	206.0%
Electronic Industrial Solutions Group (“EISG”) Non-GAAP Revenue Growth	-115.7%	163.9%
Communications Solutions Group (“CSG”) Non-GAAP Revenue Growth	-98.8%	240.9%
Worldwide Quota	99.9%	103.5%
Long-Term Performance Incentive Results
FY18-FY20 PSU Grants: Total Shareholder Return (“TSR”)
TSR Relative to S&P 400 Total Return Index for FY18-FY20			Pay for Performance Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
40 percentage points below index	Equals Index	40 percentage points above index	127.3ppts
200% Payout
FY18-FY20 PSU Grants: Non-GAAP Operating Margin (“OM”)
Non-GAAP OM Goals for FY18-FY20				Pay for Performance Results
Year	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
	5 points below annual Non-GAAP OM plan	Achievement of annual Non-GAAP OM plan	5 points above annual Non-GAAP OM plan
2018	15.0%	20.0%	25.0%	20.0%
2019	14.5%	19.5%	24.5%	24.0%
2020	19.6%	24.6%	29.6%	25.4%
				135.3% Payout
See the “Compensation Discussion and Analysis” section of this Proxy Statement for more information.
viii 2021 Proxy Statement

Corporate Social Responsibility Highlights

	Key Impact Goals by End of Fiscal Year 2020	End Results through Fiscal Year 2020
Value committed to strengthening communities	> $1.25B	> $1.7B
Students and future engineers engaged through STEM education	570,000	818,163
Energy conservation and water conservation respectively (Fiscal Year 2015 baseline)	10% AND 15%	8% AND 18.9%
Material negative impact to the income statement and institutional investments	ZERO	ZERO
Our COVID-19 Response

Keysight’s Pledge
At Keysight, our mission is to accelerate innovation to connect and secure the world. As the world adapts to new ways of working and interacting with one another, our mission is especially relevant. We pledge to prioritize the health and safety of our employees, support our customers providing critical infrastructure and essential services, find new ways to help engineers accelerate innovation, and help local communities fight this pandemic.
Keysight’s Priorities
Health & Safety of Employees & Their Families	Support for Customers	Helping Relief Efforts
▼	▼	▼
Keysight has focused on protecting employees and their families through site shutdowns, travel bans, work from home support, and rigorous safety procedures and protocols for employees working at manufacturing and service sites to support essential customers
	Keysight remains committed to supporting customers during this time and minimizing disruption.	Keysight is helping its customers and the community fight this pandemic.
2021 Proxy Statement ix

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nomination Criteria: Qualifications and Experience

The Nominating and Corporate Governance Committee performs an assessment of the skills and the experience needed to properly oversee the interests of Keysight. Generally, the Nominating and Corporate Governance Committee reviews both the short and long-term strategies of Keysight to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating and Corporate Governance Committee then compares those skills to the skills of the current directors and potential director candidates. The Nominating and Corporate Governance Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process.
The table below summarizes the key qualifications, skills, and attributes most relevant to the decision to nominate candidates to serve on the Board. A mark indicates a specific area of focus or expertise on which the Board particularly relies. The absence of a mark does not mean the director does not possess that qualification or skill. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.
Vote Required
The affirmative vote by the holders of a majority of the shares of Keysight common stock present or represented by proxy and voting at the 2021 Annual Meeting is required for approval of this proposal, provided sufficient shares are represented for the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Keysight’s Board recommends a vote FOR each of the Director Nominees.
2021 Proxy Statement 3

Qualifications, Expertise & Attributes	Paul N. Clark	James G. Cullen	Charles J. Dockendorff	Richard P. Hamada	Paul A. Lacouture	Ronald S. Nersesian	Jean H. Nye	Joanne B. Olsen	Robert A. Rango
Board Diversity Representation of gender and/or ethnic diversity				•			•	•
Technology A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models	•	•	•	•	•	•	•	•	•
Global Business Experience cultivating and sustaining business relationships internationally and overseeing multinational operations	•	•	•	•	•	•	•	•	•
Leadership Has overseen the execution of important strategic, operational and policy issues while serving in an executive or senior leadership role	•	•	•	•	•	•	•	•	•
Strategic Transactions A history of leading growth through acquisitions, other business combinations and strategic partnership transactions	•	•	•	•	•	•	•		•
Financial Literacy Knowledge of financial markets, financing operations, complex financial management and accounting and financial reporting processes	•	•	•	•	•	•	•	•	•
Institutional Knowledge Significant knowledge of our business strategy, operations, key performance indicators and competitive environment	•	•	•	•		•	•		•
Sales and Marketing Has served in a senior sales management, marketing campaign management or marketing/ advertising role or function.	•	•		•		•		•	•
Enterprise Human Capital Management Enterprise-wide experience in recruiting, managing, developing and optimizing a company’s human resources		•				•	•
4 2021 Proxy Statement

Current Director Terms

Keysight’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting held in the year in which the term for their class expires. Keysight’s Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of nine directors divided into three classes. The terms of the three current director nominees will expire at this Annual Meeting. The current composition of the Board and the term expiration dates for each director is as follows:
Class	Directors	Term Expires
I	Ronald S. Nersesian, Charles J. Dockendorff and Robert A. Rango	2021
II	James G. Cullen, Jean H. Nye and Joanne B. Olsen	2022
III	Paul N. Clark, Richard P. Hamada and Paul A. Lacouture	2023
Directors elected at the 2021 Annual Meeting will hold office for a three-year term expiring at the annual meeting in 2024 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). Each nominee is a current director of Keysight, and information regarding each of the nominees is provided below as of December 31, 2020. There are no family relationships among Keysight’s executive officers and directors.
2021 Proxy Statement 5

Director Nominees for Election to New Three-Year Terms That Will Expire in 2024

Ronald S. Nersesian
AGE: 61	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: December 2013 November 2019 to present (Chairman of the Board)	Executive (Chairman)	Trimble, Inc. Former Public Directorships Held During the Past Five Years: None

Mr. Nersesian has served as the Chairman of the Board since November 1, 2019 and as President, Chief Executive Officer and Director of Keysight since December 2013. In September 2013, Agilent Technologies, Inc. (“Agilent”) announced that Mr. Nersesian would be appointed Chief Executive Officer of Keysight upon separation of the companies. From September 2013 through separation, Mr. Nersesian served as served as Executive Vice President of Agilent. Mr. Nersesian served as President of Agilent from November 2012 to September 2013 and as Chief Operating Officer, Agilent from November 2011 to September 2013. From November 2011 to November 2012, Mr. Nersesian served as Agilent’s Executive Vice President and Chief Operating Officer. He served as Senior Vice President, Agilent, and President, Electronic Measurement Group from March 2009 to November 2011. Prior to that time, Mr. Nersesian held a variety of senior management roles at Agilent, LeCroy Corporation and HP. Mr. Nersesian holds a Bachelor of Science degree in electrical engineering from Lehigh University and an MBA from New York University, Stern School of Business. Mr. Nersesian self-identifies as a white male.
Impact
Mr. Nersesian brings to the Board strong business operational experience with technology companies and management expertise developed over three decades.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Enterprise Human Capital Management
6 2021 Proxy Statement

Charles J. Dockendorff
AGE: 66	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Audit and Finance (Chairman) Nominating and Corporate Governance	Boston Scientific Corporation Haemonetics Corporation Hologic, Inc. Former Public Directorships Held During the Past Five Years: None

Mr. Dockendorff served as the Executive Vice President and Chief Financial Officer of Covidien plc from 2006 until his retirement in March 2015, and as Vice President and Chief Financial Officer from 1995 to 2006. Mr. Dockendorff was appointed Chief Financial Officer of Tyco Healthcare in 1995, having joined the Kendall Healthcare Products Company as Controller. He was named Vice President and Controller of Kendall in 1994. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. Mr. Dockendorff is a Certified Public Accountant and holds a Bachelor’s degree in Business Administration and Accounting from the University of Massachusetts and a Master of Science degree in Finance from Bentley College. Mr. Dockendorff self-identifies as a white male.
Impact
As a result of Mr. Dockendorff’s significant financial experience, Mr. Dockendorff provides the Keysight Board with extensive accounting, tax, treasury, financial planning, and audit knowledge.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
2021 Proxy Statement 7

Robert A. Rango
AGE: 62	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: November 2015	Audit and Finance Nominating and Corporate Governance	KLA Corporation Former Public Directorships Held During the Past Five Years: Integrated Device Technology, Inc.

Mr. Rango has served as the President and Chief Executive Officer of Enevate Corporation since June 2016. Mr. Rango served from March 2002 to July 2014 as an executive at Broadcom Corporation. From 2010 to 2014, he served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group. During his tenure at Broadcom, Mr. Rango held many senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group. Mr. Rango received his Bachelor of Engineering degree in Electrical Engineering from State University of New York and his Master of Engineering in Electrical Engineering from Cornell University. Mr. Rango self-identifies as a white male.
Impact
Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. His mobile, wireless, semiconductor, optical, software and technology management expertise make him a valuable member of the Keysight Board.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Finanical Literacy
• Institutional Knowledge
• Sales and Marketing
Keysight’s Board recommends a vote FOR each of the Director Nominees.
8 2021 Proxy Statement

Continuing Directors Not Being Considered for Election at this Annual Meeting

The Keysight directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or through such other date, in accordance with Keysight’s Bylaws. Information regarding each of such directors, as of December 31, 2020, is provided below.
Directors Whose Terms Will Expire in 2022
James G. Cullen
AGE: 78	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Compensation (Chairman) Nominating and Corporate Governance	Avinger, Inc. Former Public Directorships Held During the Past Five Years: Neustar, Inc. Prudential Financial, Inc. Agilent Technologies, Inc.

Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of Chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to that time, Mr. Cullen held management positions with New Jersey Bell and AT&T. Mr. Cullen holds a Bachelor of Arts degree in Economics from Rutgers University and a Master of Science degree in Management Science from the Massachusetts Institute of Technology. Mr. Cullen self-identifies as a white male.
Impact
Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Keysight’s business having served on the board of Agilent for over 10 years, including more than five years as the non-executive Chairman.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
• Enterprise Human Capital Management
2021 Proxy Statement 9

Jean H. Nye
AGE: 68	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Compensation Nominating and Corporate Governance	None Former Public Directorships Held During the Past Five Years: Adaptive Insights, Inc.

Ms. Nye served as Senior Vice President of Human Resources for Agilent Technologies from August 1999 through October 2014. She directed all aspects of Agilent’s talent and rewards management, leadership development and culture. Ms. Nye has extensive experience in Human Resources, extending back to when she joined Hewlett Packard’s Medical Products Group in 1980. Within that group, she held various positions in Manufacturing, Quality and Strategic Planning as well as Human Resources. In 1993, Ms. Nye headed Human Resources for HP’s Measurement Systems Organization and, in 1997, was appointed Director of Education for the company. Ms. Nye received her BA from Princeton University and an MBA from Harvard University. Ms. Nye has served as a director of several schools and non-profit organizations. Ms. Nye self-identifies as a white female.
Impact
Ms. Nye has in-depth knowledge of Keysight and its businesses, having been a leader at Keysight’s predecessors, Agilent and HP, for over 30 years. Over the course of her career, she developed considerable expertise in Keysight’s businesses, policies and practices. This perspective provides valuable insight on the Keysight Board.
Skills and Qualifications
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Enterprise Human Capital Management
10 2021 Proxy Statement

Joanne B. Olsen
AGE: 61	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: May 2019	Compensation Nominating and Corporate Governance	Ciena Corporation Teradata Corporation Former Public Directorships Held During the Past Five Years: None

Ms. Olsen has served as a director of Keysight since May 2019. Ms. Olsen also serves on the board of directors of Ciena Corporation and Teradata Corporation. Ms. Olsen most recently served as Executive Vice President of Oracle Global Cloud Services and Support until her retirement in 2017. She previously served as Senior Vice President and leader of Oracle’s applications sales, alliances and consulting organizations in North America. Ms. Olsen began her career with IBM, where, over the course of more than three decades, she held a variety of executive management positions across sales, global financing and hardware. Ms. Olsen holds a B.A. in Mathematics and Economics from East Stroudsburg University of Pennsylvania. Ms. Olsen self-identifies as a white female.
Impact
Ms. Olsen brings a strong combination of sales, support and product experience from numerous senior management positions and considerable public company director experience, making her a valuable addition to the Keysight Board.
Skills and Qualifications
• Board Diversity
• Technology
• Global Business
• Leadership
• Financial Literacy
• Sales and Marketing
2021 Proxy Statement 11

Directors Whose Terms Will Expire in 2023
Paul N. Clark
AGE: 73	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014 October 2014 through October 2019 (Chairman of the Board) November 2019 to present (Lead Independent Director)	Audit and Finance Executive Nominating and Corporate Governance (Chairman)	Agilent Technologies, Inc. Agenus Inc. Former Public Directorships Held During the Past Five Years: Biolase, Inc.

Mr. Clark was a Strategic Advisory Board member of Genstar Capital LLC from August 2007 to December 2016 and was an Operating Partner from August 2007 to January 2013. Genstar is a middle market private equity firm which focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the board of directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company. Mr. Clark received a Bachelor of Arts degree in finance from the University of Alabama and a Master’s in Business Administration from Dartmouth College. Mr. Clark declined to self-identify.
Impact
Mr. Clark has significant experience with Keysight and its businesses, having been a director of Keysight’s predecessor, Agilent, since May 2006. He additionally brings extensive management experience from numerous senior management positions and considerable public company director experience.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
12 2021 Proxy Statement

Richard P. Hamada
AGE: 62	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: October 2014	Compensation Nominating and Corporate Governance	None Former Public Directorships Held During the Past Five Years: Avnet, Inc.
Mr. Hamada served as the Chief Executive Officer of Avnet Inc. from July 2011 until July 2016 and as a member of the Avnet board of directors from February 2011 until July 2016. He first joined Avnet in 1983 and has served in many capacities including President from May 2010 until July 2011 and Chief Operating Officer from July 2006 until July 2011, as President of Avnet’s Technology Solutions operating group from July 2003 until July 2006, and as President of its Computer Marketing business unit from January 2002 until July 2003. Mr. Hamada holds a Bachelor of Science degree in Finance from San Diego State University. Mr. Hamada self-identifies as an Asian male.
Impact
As a result of Mr. Hamada’s broad background in the technology and electronics industries, spanning his career, Mr. Hamada provides the Keysight Board with extensive sales, marketing and management knowledge.
Skills and Qualifications
• Board Diversity
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Financial Literacy
• Institutional Knowledge
• Sales and Marketing
2021 Proxy Statement 13

Paul A. Lacouture
AGE: 70	KEYSIGHT COMMITTEES:	PUBLIC DIRECTORSHIPS:

Director Since: March 2019	Audit and Finance Nominating and Corporate Governance	None Former Public Directorships Held During the Past Five Years: Neustar, Inc.

Mr. Lacouture served as a director of Neustar, Inc. from 2007 to 2018. Mr. Lacouture retired in 2007 as Executive Vice President of Engineering and Technology for Verizon Telecom, a telecommunications services provider, a position he had held since 2006. From 2000 to 2006, Mr. Lacouture was President of the Verizon Network Services Group. Prior to the Bell Atlantic/GTE merger in July 2000, Mr. Lacouture was President of the Network Services group at Bell Atlantic. Mr. Lacouture received his Bachelor of Science degree in Electrical Engineering from Worcester Polytechnic Institute and an MBA from Northeastern University. Mr. Lacouture self identifies as a white male.
Impact
Mr. Lacouture brings extensive management experience from numerous senior management positions and considerable public company director experience to the Keysight Board.
Skills and Qualifications
• Technology
• Global Business
• Leadership
• Strategic Transactions
• Finanical Literacy
14 2021 Proxy Statement

CORPORATE GOVERNANCE
Corporate Governance Highlights

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices.

• Eight of our nine directors are independent

• Lead Independent Director with clearly defined role

• Independent standing Board committees

• Regular meetings of our independent directors without management present

• 33% of directors are female or racially diverse

• Average Board tenure of 5 years (as of end of Fiscal Year 2020)

• Annual evaluation of the CEO by independent directors

• Annual board self-assessment process

• Policies prohibiting hedging, short selling and pledging of our common stock for all employees and directors

• Stock ownership guidelines for executive officers and directors

• Risk oversight by Board and Committees

• Procedures for stockholders to communicate directly with the Board

• Annual advisory vote on executive compensation

• Periodic review of Committee charters and Corporate Governance Guidelines

• Board oversight of human capital management matters

Corporate Social Responsibility (CSR)

Keysight’s CSR program is built on six pillars. These foundational pillars – each with supporting policies, programs, action plans, and accountability – guide all CSR efforts for the company and global community’s benefit.
Ethical Governance
Keysight is committed to conducting business in an ethically responsible manner, with strategic and operational policies, procedures, and values that support transparency, sustainability, and legal compliance.
The Environment
Keysight prioritizes natural resource conservation, emission reduction, waste minimization and pollution prevention, and partners with our suppliers and contractors to better advance these objectives.
2021 Proxy Statement 15

Responsible Sourcing
Keysight has strong partnerships with strategic suppliers to ensure mutual success and commitment to leadership in sustainable practices, technology and business operations.
Our People
Keysight values a diverse, inclusive, and respectful work environment where employees enjoy challenging assignments, a safe environment, development opportunities, and competitive salaries.
Communities
Keysight contributes to the communities where the company operates, participates in local and global volunteer efforts, and supports numerous charitable and educational organizations.
Our Solutions
Keysight helps build a better planet through our end-to-end electronic measurement solutions that accelerate innovations to change lives, secure the world, and connect people across the globe.
Keysight’s CSR program is managed by a cross-functional governance team responsible for meeting the company’s corporate citizenship vision and stakeholder expectations by identifying program elements and driving accountabilities company-wide.
Key Impact Goals by End of Fiscal Year 2020

For more information regarding our corporate social responsibility initiatives, progress to date and related matters, please visit the
“Corporate Social Responsibility” section of our corporate website, which can be found at www.keysight.com/go/csr
16 2021 Proxy Statement

Human Capital Management

Keysight’s Leadership Model (“KLM”) is our business playbook by which we continuously deliver value to our employees, customers, and shareholders. KLM permeates every aspect of our operations. Investing in and nurturing our workforce is a KLM pillar and an essential part of our business. Our human capital management consists of fostering our One Keysight culture, enhancing our inclusion and diversity programs, and developing talent.
One Keysight
We work together and relate to each other as One Keysight. Our One Keysight culture unifies our employees across business units and geographic borders by providing practical and concrete opportunities for employees to connect and collaborate. We embrace a culture of innovation, experimentation, and high performance. We develop our human capital programs around these principles. You can learn more about our culture on our website at https://jobs.keysight.com/content/Our-Culture/?locale=en_US.
Inclusion and Diversity
Respect for every individual is an essential value and the foundation of our success. Promoting inclusion and increasing diversity in our workforce have long been central to our culture. At the start of Fiscal Year 2020, our CEO formalized our commitment to these values by announcing inclusion and diversity as one of his five priorities for driving value creation during Fiscal Year 2020, alongside growth initiatives and financial goals. We have a dedicated team, including a Global Director of Inclusion and Diversity who are partnering with our leaders, human resources team, and external organizations to build and execute a multi-year strategy to make inclusion and diversity part of everything we do.
Talent Development
Our people are critical to Keysight’s long-term success. Our company’s future growth depends on our ability to grow and attract leaders. We are committed to developing talent to enable our employees to accelerate their professional growth and achieve their career goals. We provide developmental opportunities for our employees through a robust set of formal and informal programs, and we reward their achievements using competitive compensation and benefit programs.
Safe Work Environment
The health and safety of our employees has always been a priority and we have robust programs in place to provide all employees with a safe and healthy environment in which to work. During this unprecedented past year, particularly starting with March 2020, we have taken additional steps to comply with recommendations from the World Health Organization, the Center for Disease Control and our medical director to further protect employees who work on our sites from exposure to COVID-19. Please see below a fuller discussion on our COVID-19 response.
Employee Feedback
We value continuous dialogue with our employees about their work at Keysight. A long-standing foundation of our culture is our Open Door Policy. Using this policy, employees are invited to contact managers at any level of the organization or human resources to discuss ideas, make suggestions, solicit advice regarding professional development or to voice concerns. If employees are not comfortable reporting concerns to management, we have a Compliance Hotline through which employees may anonymously relay concerns. In addition, employees have an opportunity to ask questions of our CEO and his staff through the Ask Ron and the Executives website. We directly address employee feedback received through each of these mechanisms.
2021 Proxy Statement 17

COVID-19 Response

While Keysight’s crisis management structure and approach prepare us to effectively address emergency incidents, the COVID-19 pandemic presented itself as a unique challenge. Below are details related to our specific COVID-19 priorities.
Health & Safety of Employees & Their Families
Our first priority is keeping employees and their families safe and healthy. In the early days of the pandemic, we implemented temporary site shutdowns, travel bans, and asked all employees who could do so to work from home. As an essential service, we worked to bring our manufacturing, service, and repair centers are back to near full capacity, as permitted by local mandates and regulations. At locations where on-site operations have resumed, Keysight has strict protocols including mandatory wearing of face coverings, physical distancing requirements, as well as increased and enhanced cleaning to protect the health and safety of employees who work on-site. Where needed, Keysight provides on-site employees free personal protective equipment.
Employees who are working from home receive support to enable them to work safely and productively. We are encouraging the use of virtual meetings and collaboration tools whenever possible. With a combination of at home and on-site workers we continue to support customers and advance key projects.
Support for Customers
We remain committed to supporting customers during this time and minimizing disruption. The company is continuing to meet the needs of customers.
As many of Keysight’s customers adapt to working from home, Keysight launched Innovate Anywhere to equip engineering and IT professionals to meet these challenges and maintain productivity. Innovate Anywhere features complimentary 30-day software licenses for several powerful PC-based design and test products alongside resources to get customers up and running quickly and smoothly.
Helping Local Communities
Keysight is helping its customers and the community fight the pandemic. The company is assisting medical equipment providers and their suppliers increase the production of ventilators and parts. In addition, we are working with universities on new technologies related to COVID-19 that would leverage Keysight products and solutions.
The Keysight Foundation donates to local non-profit organizations to assist with relief efforts. We donate funds and equipment (including personal protective equipment and janitorial supplies) to charitable relief, healthcare and emergency responder organizations around the world in support of the local communities where we do business.
Please visit www.keysight.com/us/en/about/covid19.html for more information regarding our COVID-19 response.
Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to assist it in guiding our governance practices. We have reviewed internally, and the Board has reviewed, the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC, and the New York Stock Exchange (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and we have determined that we are in compliance with the applicable rules and listing standards. These practices are regularly reevaluated by the Nominating and Corporate Governance Committee in light of changing circumstances to ensure that the best interests of Keysight and its stockholders are being served. A copy of our Corporate Governance Guidelines is located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at investor.keysight.com.
18 2021 Proxy Statement

Communicating with the Board

Stockholders and other interested parties may communicate with the Board and Keysight’s Chairman of the Board by filling out the form at “Contact the Chairman” under “Corporate Governance” at investor.keysight.com or by writing to Ronald S. Nersesian, c/o Keysight Technologies, Inc., General Counsel, 1400 Fountaingrove Parkway, Santa Rosa, CA 95403. Our General Counsel will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairman of the Board preserve the integrity of the process. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for a reasonable period of time or for as long as legally required and made available to the Chairman of the Board and any independent director upon request. The independent directors grant the General Counsel discretion to decide which correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to the Human Resources Department.
Stockholder Communication

We recognize the importance of regular and transparent communication with our stockholders Executive management, Investor Relations and the Corporate Secretary periodically meet with stockholders to understand their perspectives on a variety of corporate governance matters, including inclusion and diversity, executive compensation, corporate governance policies and corporate sustainability practices.
Director Nomination and Appointment Process

The Nominating and Corporate Governance Committee proposes a slate of directors for election by Keysight’s stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information about the Meeting” located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee.
We hire a third-party executive search firm to help identify and facilitate the screening and interview process for director candidates. To be considered by the Nominating and Corporate Governance Committee, a director nominee must have:
•	A reputation for personal and professional integrity and ethics;
•	Executive or management policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•	Soundness of judgment;
•	The ability to make independent, analytical inquiries;
•	The willingness and ability to devote the time required to perform Board activities adequately;
•	The ability to represent the total corporate interests of Keysight; and
•	The ability to represent the long-term interests of stockholders as a whole.
In addition to these minimum requirements, the Nominating and Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, race, ethnicity, gender, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The executive search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review and helps set up interviews. The Nominating and Corporate Governance Committee and Keysight’s Chief Executive Officer interview candidates that meet
2021 Proxy Statement 19

the criteria, and the Nominating and Corporate Governance Committee selects candidates that best suit the Board’s needs. Once selected, new Directors are put into one of three classes serving staggered three-year terms. New Directors will be voted on by stockholders at the Annual Meeting held in the year in which the term for their class expires. We do not use a third party to evaluate current Board members. Over the past two years, we added two new directors to the Board: Paul A. Lacouture and Joanne B. Olsen.
Board Leadership Structure

Keysight’s Board consists of nine directors, eight of which are independent. Mr. Nersesian, who serves as Keysight’s President and Chief Executive Officer, was unanimously elected Chairman of the Board effective November 1, 2019. Mr. Clark, who served as Keysight’s Chairman of the Board from 2014 through October 2019, is the Lead Independent Director. The duties of the Chairman of the Board, Lead Independent Director and Chief Executive Officer are set forth in the table below:
Chairman of the Board	Lead Independent Director	CEO
• Presides over meetings of the Board • Presides over meetings of stockholders • Prepares the agenda for each Board meeting • Prepares the agenda for each stockholder meeting
• Presides over meetings of independent directors at which the Chairman is not present

• In conjunction with the Compensation Committee, evaluates the performance of the CEO and reviews CEO compensation

• Guides the Board’s annual self-assessment process and leads the Board in periodic reviews of senior management succession planning

• Reviews and coordinates the agenda for Board meetings in consultation with the Chairman

• Acts as liaison between the Chairman and the independent directors

• Manages the day-to-day affairs of Keysight, subject to the overall direction and supervision of the Board and its committees

• Consults with and advises the Board and its committees on the business and affairs of Keysight

• Performs such other duties as may be assigned by the Board

The Board believes that combining the positions of Chief Executive Officer and Chairman of the Board will provide greater coordination between the Board and management on strategies for growth and value creation. In addition, the Board’s appointment of an experienced and engaged Lead Independent Director to work with the Chairman of the Board and Chief Executive Officer provides the balanced and appropriate leadership structure for Keysight at this time.
20 2021 Proxy Statement

Board’s Role in Risk Oversight

The Board’s role in risk oversight is consistent with Keysight’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing Keysight’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance with a focus on Keysight’s most significant risks. The Board is assisted in meeting this responsibility by its committees as described below.
Board of Directors
Regularly reviews the strategic plans of Keysight and each of its operating segments.	Reviews specific risk topics, including risks associated with our capital structure, growth plans and client relationships.	Receives quarterly written reports on enterprise-level risks.	Receives regular reports from each of the Board’s committees on their areas of risk oversight.	At least annually reviews Keysight’s succession plan to ensure Keysight maintains an appropriate succession plan for its senior management.
Audit and Finance Committee
Reviews internal controls and Keysight’s financial statements with the Chief Financial Officer, Corporate Controller and the external and internal auditors.	Oversees risks relating to key accounting and reporting policies.	Receives regular reports from Keysight’s Vice President, Internal Audit regarding enterprise risk management and compliance.	Receives quarterly legal and regulatory updates from Keysight’s General Counsel.	Meets quarterly with Keysight’s Vice President, Internal Audit and Keysight’s external independent auditors in executive session.
Oversees compliance policies (including the Standards of Business Conduct and Director Code of Ethics) and program, compliance statistics and investigations, trainings, certifications and relevant legal developments.

Compensation Committee
Oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.	Employs an independent compensation consultant to assist in designing and reviewing compensation programs, including the potential risks created by the programs.
Nominating and Corporate Governance Committee
Oversees risks relating to Keysight’s governance structure and other corporate governance matters and processes.	Evaluates related person transactions and any risks associated therewith.	Oversees compliance with key corporate governance policies, including the Corporate Governance Guidelines.
2021 Proxy Statement 21

Keysight’s top priorities continue to be an unwavering commitment to protect the health and safety of its employees and their families, while at the same time focusing on our customers’ success. To minimize the risk of exposure to COVID-19, and in line with guidance and mandates from local and national governments and health authorities, Keysight imposed a range of travel restrictions, office closures, social distancing measures, and remote working policies to maintain its operations while prioritizing the safety of its employees and customers. Keysight mobilized local, regional, and global teams to address the pandemic’s impact on Keysight and to address potential risks proactively, including forming a COVID-19 crisis management team comprised of cross-functional and operational executives.
Through regular updates and communications with management, the Board has actively participated in overseeing Keysight’s COVID-19 response by: monitoring the impact of COVID-19 on Keysight’s financial position and results of operations, understanding how management is assessing the impact, and considering the nature and adequacy of management’s responses, including health safeguards, business continuity, internal communications, and infrastructure.
Majority Voting for Directors

Our Bylaws provide for majority voting by stockholders regarding director elections. In an uncontested election, any nominee for director shall be elected by a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted FOR a director must exceed 50% of the votes cast with respect to that director. The votes cast with respect to that director shall include votes to withhold authority and exclude votes to ABSTAIN with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.
The Nominating and Corporate Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.
Policies on Business Ethics

We have adopted a Standards of Business Conduct that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All officers and employees are required to read, understand and abide by the requirements of the Standards of Business Conduct and are required to take annual Standards of Business Conduct training. We have also adopted a Director Code of Ethics applicable to Keysight’s directors.
These documents are accessible on Keysight’s website at investor.keysight.com under “Governance Policies.” Any waiver of these codes for directors or executive officers may be made only by the Audit and Finance Committee. We will disclose any amendment to, or waiver from, a provision of the Standards of Business Conduct for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from these codes for the other executive officers and for directors on the website.
Director Independence

The majority of our Board is “independent” as defined by the rules of the NYSE and the Corporate Governance Guidelines adopted by the Board. The Board has affirmatively determined that Paul N. Clark, James G. Cullen, Charles J. Dockendorff, Richard P. Hamada, Paul A. Lacouture, Jean H. Nye, Joanne B. Olsen, and Robert A. Rango are independent. The criteria adopted by the Board to assist it in making determinations regarding the independence of its members are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board has to determine that a director does not have a material relationship with Keysight or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with Keysight or
22 2021 Proxy Statement

its subsidiaries). In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with Keysight or its subsidiaries, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation.
The Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Corporate Governance Committee, makes a determination as to which members are independent.
Audit and Finance Committee Member Independence
We have adopted standards for Audit and Finance Committee member independence in compliance with the SEC and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Audit and Finance Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of an Audit and Finance Committee member, including, but not limited to:
•	The source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director;
•	Whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight; and
•	Whether such director serves on more than three reporting company audit committees.
Charles Dockendorff currently serves on the audit committee of four public companies, including Keysight. The Board has considered whether such simultaneous service would impair his ability to effectively serve as the Chairman of Keysight’s Audit and Finance Committee. In its analysis, the Board considered the Committee’s demanding roles and responsibilities and the time commitment required by such service. The Board also considered the skills and expertise of Mr. Dockendorff and the various commitments of his time. After careful consideration, the Board concluded that Mr. Dockendorff’s other audit committee service does not impair his ability to effectively fulfill his responsibilities to Keysight at this time and, therefore, the Board has specifically approved his continuation as Chairman of Keysight’s Audit and Finance Committee.
The Board has also determined that each of the members of the Audit and Finance Committee is independent.
Compensation Committee Member Independence
Keysight has adopted standards for Compensation Committee member independence in compliance with the SEC and NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether such director has a relationship to Keysight or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:
•	The source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Keysight to such director; and
•	Whether such director is affiliated with Keysight, a subsidiary of Keysight or an affiliate of a subsidiary of Keysight.
The Board has determined that each of the members of the Compensation Committee is independent.
2021 Proxy Statement 23

Committees of the Board of Directors

The Board has four standing Committees and their composition as of the end of Fiscal Year 2020 was as set forth in the table below. The Board held 6 meetings during Fiscal Year 2020. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Committees of the Board on which each such director served, during the period for which each such director served. The members of the Committees and the number of Board and committee meetings during Fiscal Year 2020 are identified in the following table.
Committee Memberships (as of January 19, 2021)
Nominee	Board	Audit & Finance Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee
Paul N. Clark	•	•		•	(C)
James G. Cullen	•		(C)		•
Charles J. Dockendorff	•	(C)			•
Richard P. Hamada	•		•		•
Paul A. Lacouture	•	•			•
Ronald S. Nersesian	(C)			(C)
Jean H. Nye	•		•		•
Joanne B. Olsen	•		•		•
Robert A. Rango	•	•			•
Number of Meetings in Fiscal Year 2020	6	11	4	0	2
Keysight encourages, but does not require, its Board members to attend the annual stockholders meeting. As a result of the COVID-19 pandemic, Keysight’s then-sitting directors attended the 2020 Annual Meeting virtually.
Responsibilities of the Audit and Finance Committee
The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Keysight’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:
•	Have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm to perform audit and non-audit services;
•	Review and approve the scope of the annual internal and external audits;
•	Meet independently with Keysight’s internal auditing staff, independent registered public accounting firm and senior management;
•	Review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;
24 2021 Proxy Statement

•
Review Keysight’s consolidated financial statements and disclosures including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Keysight’s periodic reports on Form 10-K or Form 10-Q;

•
Establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by Keysight regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of Keysight of concerns regarding questionable accounting or auditing matters;

•	Monitor compliance with Keysight’s Standards of Business Conduct; and
•
Review disclosures from Keysight’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the Audit and Finance Committee.

In accordance with section 407 of the Sarbanes-Oxley Act, the Board has identified Charles J. Dockendorff and Paul N. Clark as the Audit and Finance Committee’s “Financial Experts.”
Responsibilities of the Compensation Committee
The Compensation Committee is responsible for compensation of Keysight’s CEO and other executive officers as well as Keysight’s compensation plans, policies and programs as they affect the CEO and other executive officers. In addition, the Compensation Committee:
•	Determines the compensation and the corporate goals and objectives of the performance of the CEO and other executive officers;
•	Reviews and evaluates the performance of the CEO and other executive officers;
•	Supervises and oversees the administration of Keysight’s incentive compensation, variable pay and stock programs, including the impact of such programs on Company risk;
•	Establishes comparator peer group and compensation targets based on this peer group for Keysight’s NEOs; and
•	Has sole authority to retain and terminate executive compensation consultants.
For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” and “Executive Compensation” in this Proxy Statement and the Compensation Committee’s charter located under “Governance Policies” in the “Corporate Governance” section of our Investor Relations website at http://investor.keysight.com.
The Compensation Committee is aided by an independent compensation consultant, who is selected and retained by the Compensation Committee. The role of the compensation consultant is to advise the Compensation Committee on marketplace trends in executive compensation, management proposals for compensation programs, and executive officer compensation decisions. The compensation consultant also evaluates compensation for non-employee directors and equity compensation programs generally, and advises the Compensation Committee about its recommendations to the Board on Chief Executive Officer compensation. To maintain the independence of the firm’s advice, the compensation consultant does not provide any services for Keysight other than those described above. Our Compensation Committee selected Frederic W. Cook & Co., Inc. (“F. W. Cook”) as its independent compensation consultant to provide advice and recommendations on Fiscal Year 2020 executive compensation matters. In April 2020, the Compensation Committee replaced F. W. Cook with Meridian Compensation Partners, LLC (“Meridian”). Meridian did not provide any consulting services with respect to Fiscal Year 2020 compensation decisions. In the process of selecting each independent compensation consultant, our Compensation Committee considered each compensation consultant’s independence by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Compensation Committee determined that no conflict of interest existed with respect to F. W. Cook or exists with respect to Meridian.
2021 Proxy Statement 25

Responsibilities of the Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for assisting the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders and the individuals to fill vacancies occurring between annual meetings of stockholders. It is also responsible for recommending to the Board the appropriate Board size and Committee structure and developing and reviewing corporate governance principles applicable to Keysight. The Nominating and Corporate Governance Committee also administers Keysight’s Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”). See “Related Person Transactions Policy and Procedures” in this Proxy Statement for more information.
Responsibilities of the Executive Committee
The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Executive Committee has full authority to act on behalf of the Board, except that it cannot amend Keysight’s Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or non-repeatable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other Committees or take any action not permitted under Delaware law to be delegated to a committee.
During Fiscal Year 2020, the Executive Committee did not hold any meetings.
Committee Charters
We have adopted charters of our Compensation Committee, Audit and Finance Committee, Nominating and Corporate Governance Committee and Executive Committee consistent with the applicable rules and standards. Our Committee charters are located under “Governance Policies” in the “Corporate Governance” section of our Investor Relations website at investor.keysight.com.
Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during Fiscal Year 2020 or at any other time an officer or employee of Keysight, and no member of this committee had any relationship with Keysight requiring disclosure under Item 404 of Regulation S-K. No executive officer of Keysight has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during Fiscal Year 2020.
Each member of the Compensation Committee is considered independent under Keysight’s Board and Compensation Committee Independence Standards as set forth in Keysight’s Amended and Restated Corporate Governance Guidelines.
26 2021 Proxy Statement

Related Person Transactions Policy and Procedures

Keysight’s Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of Keysight. In addition, we have adopted the written Related Person Transactions Policy that prohibits any of Keysight’s executive officers, directors or any of their immediate family members from entering into a transaction with Keysight, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction (within the meaning of Item 404(a) of Regulation S-K) involving Keysight and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Under our Related Person Transactions Policy, the General Counsel must advise the Nominating and Corporate Governance Committee of any related person transaction of which he becomes aware. The Nominating and Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating and Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:
•	The size of the transaction and the amount payable to the related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest; and
•
Whether the transaction involved the provision of goods or services to Keysight that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to Keysight as would be available in comparable transactions with or involving unaffiliated third parties.

Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board and each officer of Keysight that is a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The D&O Questionnaire contains questions intended to identify related persons and transactions between Keysight and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating and Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.
The Nominating and Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by Keysight with any related person.
In 2014, the Board adopted the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:
•
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2% of that company’s total annual revenues.

•
Any charitable contribution, grant or endowment by Keysight to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2% of the charitable organization’s total annual receipts.

Keysight will disclose the terms of related person transactions in its filings with the SEC to the extent required.
2021 Proxy Statement 27

Transactions with Related Persons
We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during Fiscal Year 2020, none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.
During Fiscal Year 2020, we did not enter into any financial transaction, arrangement or relationship in which a related person had or will have direct or indirect material interest, in an amount exceeding $120,000, except for the following:
•
BlackRock, Inc. holds 9.2% of Keysight’s total outstanding equity pursuant to information contained in a Schedule 13G filed with the SEC on February 5, 2020. During Fiscal Year 2020, Keysight purchased from BlackRock Life Limited, a subsidiary of BlackRock, Inc. approximately $299,000 of products and/or services, and from BlackRock Investment Management (UK) Ltd., also a subsidiary of BlackRock, Inc. approximately $24,000 of products and/or services, for a total amount of approximately $323,000. The transactions with BlackRock Life Limited and BlackRock Investment Management (UK) Ltd. fell within Keysight’s pre-approved transactions.

28 2021 Proxy Statement

Proposal 2: Ratification of the Independent Registered Public Accounting Firm
The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as Keysight’s independent registered public accounting firm to audit its consolidated financial statements for Fiscal Year 2021. During Fiscal Years 2020 and 2019, PwC served as Keysight’s independent registered public accounting firm and also provided certain tax and other non-audit services. Although Keysight is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.
Representatives of PwC are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.
Vote Required
The affirmative vote by the holders of a majority of the shares of Keysight common stock present or represented by proxy and voting at the 2021 Annual Meeting is required for approval of this proposal, provided sufficient shares are represented for the required quorum. If you are a stockholder of record and you sign your proxy card but do not provide voting instructions, your shares will be voted in accordance with the management’s recommendations for this proposal. If you are a beneficial owner and you sign your voting instruction form but do not provide voting instructions, your bank, broker, or nominee has the discretion to either vote your shares or leave your shares unvoted.
Keysight’s Board recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s Independent Registered Public Accounting Firm.
2021 Proxy Statement 29

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for professional audit services rendered to Keysight by PwC for the years ended October 31, 2020 and 2019.
Fee Category	FY2020 ($)	%of Total (%)	FY2019 ($)	% of Total (%)
Audit Fees	4,830,240	98	5,058,000	93
Audit-Related Fees	13,670	0	326,000	6
Tax Fees
Tax compliance/preparation	70,829	1	38,741	1
Other tax services	7,997	0	—	0
Total tax fees	78,826	2	38,741	1
All Other Fees	2,700	0	3,000	0
Total Fees	4,925,436	100	5,425,741	100
Audit Fees
Consists of fees billed for professional services rendered for the integrated audit of Keysight’s consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fees for Fiscal Years 2020 and 2019 also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.
Audit-Related Fees
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Keysight’s consolidated financial statements and are not reported under Audit Fees. These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting.
Tax Fees
Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.
All Other Fees
Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Keysight’s intent is to minimize services in this category.
In making its recommendation to ratify the appointment of PwC as Keysight’s independent registered public accounting firm for the Fiscal Year 2020, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.
30 2021 Proxy Statement

Audit and Finance Committee Preapproval Policy

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget.
Keysight’s Board recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s Independent Registered Public Accounting Firm.
2021 Proxy Statement 31

Audit and Finance Committee Report

The Audit and Finance Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Keysight specifically incorporates the Audit and Finance Committee Report by reference therein.
December 17, 2020
The Audit and Finance Committee of the Board reviewed the quality and integrity of Keysight’s consolidated financial statements contained in the 2020 Annual Report on Form 10-K, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the NYSE Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act, the Board has identified Charles J. Dockendorff and Paul N. Clark as the Audit and Finance Committee’s “Financial Experts.” Keysight operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met eleven times during the Fiscal Year 2020.
The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the NYSE. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the web page at www.investor.keysight.com or by writing to us at Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attention: Investor Relations.
The Audit and Finance Committee has reviewed and discussed with management and PwC, Keysight’s independent registered public accounting firm, Keysight’s audited consolidated financial statements and Keysight’s internal control over financial reporting. The Audit and Finance Committee has discussed with PwC, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PwC its independence from Keysight. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Keysight’s audited consolidated financial statements be included in Keysight’s Annual Report on Form 10-K for the Fiscal Year 2020 and be filed with the SEC.
Submitted by:
Audit and Finance Committee
Charles J. Dockendorff, Chairman
Paul N. Clark
Paul A. Lacouture
Robert A. Rango
32 2021 Proxy Statement

Common Stock Ownership of Certain Beneficial Owners and Management
Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 19, 2021, concerning each person or group known by Keysight, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, to own beneficially more than 5% of the outstanding shares of our Common Stock. As of January 19, 2021, there were 186,084,525 shares of common stock outstanding.
Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	21,499,587(1)	11.5%
The Vanguard Group - 23-1945930 PO Box 2600 V26 Valley Forge, PA 19482-2600	21,510,016(2)	11.41%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	14,180,752(3)	7.5%
(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on June 9, 2020, by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting power with respect to 18,907,387 shares and sole dispositive power with respect to 21,499,587 shares.

(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G/A indicates that the Vanguard Group has sole voting power with respect to 293,584 shares, shared voting power with respect to 52,468 shares, sole dispositive power with respect to 21,184,735 shares and shared dispositive power with respect to 325,281 shares

(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2020, by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 5,568,353 shares and sole dispositive power with respect to 14,180,752 shares.

Stock Ownership of Directors and Officers

The following table sets forth, as of January 19, 2021, the beneficial ownership of Keysight’s common stock by each director and each of the NEOs included in the “Summary Compensation Table” and the beneficial ownership of Keysight’s common stock by all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 22, 2021 (60 days after January 19, 2021) through the exercise of any vested stock options or the vesting of applicable stock unit awards. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. As of January 19, 2021, there were 186,084,525 shares of common stock outstanding.
2021 Proxy Statement 33

Name of Beneficial Owners	Number of Shares of Common Stock	Number of Shares Subject to Stock Awards(1)	Deferred Stock(2)	Total Shares Beneficially Owned	% of Class
Ronald S. Nersesian	682	—	132,007	132,689	*
Paul N. Clark	382	—	71,607	71,989	*
James G. Cullen	14,750	—	10,522	25,272	*
Satish Dhanasekaran	17,420	—	17,845	35,265	*
Charles J. Dockendorff	17,999	—	45,215	63,214	*
Neil P. Dougherty	16,727	—	48,019	64,746	*
Soon Chai Gooi	202,025	—	—	202,025	*
Richard P. Hamada	—	—	42,160	42,160	*
Paul A. Lacouture	4,789	—	—	4,789	*
Jean H. Nye	44,138	—	—	44,138	*
Joanne B. Olsen	—	—	4,201	4,201	*
Robert A. Rango	—	—	21,931	21,931	*
Mark A. Wallace	31,552	—	16,625	48,177	*
All directors and executive officers as a group (19 persons)	565,572	35,001	428,673	1,029,246	0.52%
*	Less than one percent.
(1)
Includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 22, 2021 (60 days after January 19, 2021) through the exercise of any vested stock options or the vesting of applicable stock unit awards.

(2)
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan (the “Deferred Compensation Plan”) or similar arrangement to which voting or investment power exists.

34 2021 Proxy Statement

Compensation of Non-Employee Directors
Director Compensation Highlights

•	Fees for committee service to differentiate individual pay based on workload.
•	Emphasis on equity in the overall compensation mix.
•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.
•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment.
•	Deferral provisions to facilitate stock ownership.
•	An annual limit on total director compensation.
Summary of Non-Employee Director Program

Keysight’s director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board of Directors and its committees, and equity to align the interest of directors and stockholders. The non-employee director’s compensation plan year begins on March 1st and ends on the last day of February of the following calendar year (the “Plan Year”).
Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Compensation Committee. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendation aligns with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation Committee, the Compensation Committee’s independent consultant annually analyzes the competitive position of Keysight’s director compensation program against the peer group used for executive compensation purposes (see pages 58-59 for more information about the peer group).
In September 2019, F. W. Cook, reviewed the competitive position of the compensation for Keysight’s non-employee directors relative to its peers and the program adjustments made in the prior year and recommended a $25,000 increase to the annual stock grant component of non-employee director compensation. As a result, the Board approved a $25,000 increase to the annual stock grant component of our non-employee director compensation program for the Plan Year beginning on March 1, 2020.
2021 Proxy Statement 35

The compensation to our non-employee directors for the current Plan Year is set forth below:
	Cash Retainer(1)	Equity Grant(2)	Committee Chairman Premium(3)	Audit and Finance Committee Member Premium(4)
Non-Employee Director	$100,000	$225,000 in value of a stock grant	$15,000 - $30,000	$10,000
Non-Executive Lead Independent Director	$150,000	$225,000 in value of a stock grant	$15,000	$10,000
(1)
Each non-employee director or Chairman may elect to defer all or part of the cash compensation to the Keysight Technologies, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Deferred Compensation Plan for Non-Employee Directors”). Any deferred cash compensation is converted into shares of Keysight common stock. In the event that a director does not serve for the entire year, the cash retainer will be pro-rated.

(2)
The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting. The number of shares underlying the stock grant is determined by dividing $225,000 by the average fair market value of Keysight’s common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock is fully vested upon grant. Each non-employee director may elect to defer all or part of the equity grant to the Deferred Compensation Plan for Non-Employee Directors.

(3)
Non-employee directors (including the Lead Independent Director) who serve as the Chairman of a Board committee receive a committee Chairman premium in cash, paid at the beginning of each Plan Year. The Audit and Finance Committee Chairman receives $30,000; the Compensation Committee Chairman receives $20,000; and the Nominating and Corporate Governance Committee Chairman receives $15,000.

(4)
Non-employee directors (including the Lead Independent Director) who serve as the Chairman or a member of the Audit and Finance Committee receive an additional $10,000 in cash, paid at the beginning of each Plan Year.

Non-Employee Director Compensation Earned During the Plan Year beginning in March 2020
The table below sets forth information regarding the regular compensation earned by each of our non-employee directors during the Plan Year beginning on March 1, 2020:
Name	Cash Retainer (1) ($)	Committee Fees ($)	Stock Awards (2) ($)	Total ($)
Paul N. Clark	150,000	25,000	202,573(3)	377,573
James G. Cullen	100,000	20,000	202,573	322,573
Charles J. Dockendorff	100,000	40,000	202,573	342,573
Richard P. Hamada	100,000	—	202,573	302,573
Paul A. Lacouture	100,000	10,000	202,573	312,573
Jean H. Nye	100,000	—	202,573	302,573
Joanne B. Olsen	100,000	—	202,573(3)	302,573
Robert A. Rango	100,000	10,000	202,573(3)	312,573
(1)	Paul N. Clark deferred $175,000 of his respective cash compensation into the Deferred Compensation Plan for non-employee directors.
(2)
Reflects the grant date fair value for stock awards granted in the Plan Year beginning in March 2020 calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718.

(3)	Paul N. Clark, Joanne B. Olsen and Robert A. Rango deferred their respective stock award into the Deferred Compensation Plan for non-employee directors.
36 2021 Proxy Statement

Non-Employee Director Reimbursement Practice for Fiscal Year 2020
Non-employee directors are reimbursed for travel and other out-of-pocket expenses in connection with attendance at Board of Directors and committee meetings.
Non-Employee Director Compensation Limit
Our stockholders previously approved a limit on the total value of cash and equity compensation that may be paid or granted to a non-employee director during each Fiscal Year. Currently, the maximum amount of total compensation payable to a non-employee director for services in a Fiscal Year may not exceed $750,000, calculated as the sum of (a) the grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all awards payable in shares and the maximum amount payable pursuant to cash-based awards that may be granted under the 2014 Equity Plan, plus (b) cash compensation in the form of Board and committee retainers and meeting or similar fees. Compensation counts towards this limit for the Fiscal Year in which it is granted or earned by a non-employee director, and not later when distributed, in the event it is deferred.
Non-Employee Director Stock Ownership Guidelines
Keysight has adopted the guidelines to require each non-employee director to own Keysight shares having a value of at least five times the director’s annual board cash retainer (currently $100,000), based on the recommendation of the Committee’s independent compensation consultant. The shares counted toward the ownership guidelines include shares owned outright and the shares of Keysight stock in the non-employee director’s deferred compensation account. These ownership levels must be attained within five years from the date of their initial election or appointment to the Board. As of October 31, 2020, each of our non-employee directors has achieved or is on track to achieve at least the recommended ownership level within the allotted five-year time frame.
2021 Proxy Statement 37

Proposal 3: Advisory Vote on Executive Compensation
Pursuant to Section 14A of the Exchange Act, the stockholders of Keysight are entitled to cast an advisory vote at the 2021 Annual Meeting to approve the compensation of Keysight’s NEOs, as described in the Compensation Discussion and Analysis and the Summary Compensation Table and subsequent tables on pages 63 to 80 of the Proxy Statement.
The stockholder vote is an annual advisory vote and is not binding on Keysight or its Board. Although the vote is non-binding, the Compensation Committee and the Board value your opinions and considers the outcome of the vote in establishing Keysight’s compensation philosophy and future compensation decisions. It is expected that the next such advisory vote will occur at the 2022 Annual Meeting of Stockholders.
Vote Required
The affirmative vote by the holders of a majority of the shares of Keysight common stock present or represented by proxy and voting at the 2021 Annual Meeting is required for approval of this proposal, provided sufficient shares are represented for the required quorum. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Keysight’s Board recommends a vote FOR the approval of the compensation of Keysight’s named executive officers.
38 2021 Proxy Statement

Executive Compensation
Our accomplishments in Fiscal Year 2020 included:
Company Performance
GAAP Revenues	$4.2B	-2% YoY growth
Non-GAAP Revenue	$4.2B	-2% YoY growth
GAAP Net Income	$627M	+1% YoY growth
Non-GAAP Net Income	$919M	+2% YoY growth
GAAP EPS	$3.31 per share	+2% YoY growth
Non-GAAP EPS	$4.85 per share	+3% YoY growth
Long-Term Stockholder Value Creation

(1)	Measured using October 31, 2020 stock price
FY19 Say-On-Pay

2021 Proxy Statement 39

Pay-for-Performance Alignment
FY18-FY20 PSU Grants: TSR
TSR Relative to S&P 400 Total Return Index for FY18-FY20			Pay for Performance Results
Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
40 percentage points below index	Equals Index	40 percentage points above index	127.3 ppts
200% Payout
FY18-FY20 PSU Grants: Non-GAAP OM
Non-GAAP OM Goals for FY18-FY20				Pay for Performance Results
Year	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
	5 points below annual Non-GAAP OM plan	Achievement of annual Non-GAAP OM plan	5 points above annual Non-GAAP OM plan
2018	15.0%	20.0%	25.0%	20.0%
2019	14.5%	19.5%	24.5%	24.0%
2020	19.6%	24.6%	29.6%	25.4%
				135.3% Payout
FY20 Cash Incentive Plan
Goals	H1 Achievement % of Target	H2 Achievement % of Target
Non-GAAP EPS	86.1%	131.0%
Keysight Non-GAAP Revenue Growth	-103.7%	206.0%
EISG Non-GAAP Revenue Growth	-115.7%	163.9%
CSG Non-GAAP Revenue Growth	-98.8%	240.9%
Worldwide Quota	99.9%	103.5%
40 2021 Proxy Statement

Compensation Discussion and Analysis

Named Executive Officers
In this Compensation Discussion and Analysis, we discuss our compensation philosophy and executive compensation program, as well as describe and analyze the compensation actions and decisions for our NEOs. For Fiscal Year 2020, our NEOs and their designated titles were as follows:
Name	Title
Ronald S. Nersesian	Chairman, President and Chief Executive Officer
Neil Dougherty	Senior Vice President and Chief Financial Officer
Satish Dhanasekaran(1)	Senior Vice President and Chief Operating Officer
Soon Chai Gooi(2)	Senior Vice President, President of Order Fulfilment and Digital Operations
Mark Wallace	Senior Vice President, Head of Global Sales
(1)	Mr. Dhanasekaran was appointed Senior Vice President and Chief Operating Officer effective October 1, 2020.
(2)	Mr. Gooi was appointed Senior Vice President, President of Order Fulfilment and Digital Operations effective October 1, 2020.
Fiscal Year 2020 Performance and Compensation Overview

Impact of COVID-19 on Fiscal Year 2020 Financial Performance
The COVID-19 pandemic created significant challenges for Keysight in Fiscal Year 2020. Our response to the pandemic was guided by our three priorities, which included keeping employees safe and healthy, ensuring Keysight strength over the long-term, and supporting our communities. We temporarily closed our locations globally, including our production and order fulfillment facilities, implemented work from home policies, made substantial changes to employee travel policies, and canceled training and marketing events or moved them to a virtual format. We experienced supply chain disruptions in the last half of the second quarter which continued into the third quarter. Our customers, suppliers and vendors were similarly impacted by the COVID-19 pandemic.
Our ability to be resilient and adapt quickly to external changes was critical to our creation of long-term value for our stockholders, customers and employees in spite of the challenges presented by the pandemic. While our revenue for Fiscal Year 2020 was lower when compared to Fiscal Year 2019 due to site closures and supply chain disruptions, the impact of lower revenue on gross margin and operating margin was more than offset by favorable mix and lower discretionary spending as a result of our mitigation efforts. Consequently, despite the impact of COVID-19 on our business, orders, net income (on both a GAAP and non-GAAP basis), gross margin, operating margin, and earnings per share (on both a GAAP and non-GAAP basis) all increased compared to Fiscal Year 2019 results.
Impact of COVD-19 on Executive Compensation Decisions
In light of the uncertainty and adverse global business impacts of the COVID-19 pandemic, the Compensation Committee implemented temporary base salary reductions of 100% for our CEO and 50% for all our Senior Vice Presidents and executive staff, which were in effect for two months, and reversed after market conditions had stabilized. The Compensation Committee did not make any adjustments to any of Keysight’s performance-based compensation programs and retained the rigorous goals which it had set prior to the onset of the pandemic.
2021 Proxy Statement 41

Summary of Incentive Plan Results
For Fiscal Year 2020, our key financial metrics for measuring Keysight’s short-term performance were non-GAAP revenue (“Non-GAAP Revenue”) growth and non-GAAP earnings per share (“Non-GAAP EPS”), and our key financial metrics for measuring Keysight’s long-term performance success were non-GAAP operating margin (“Non-GAAP OM” or “OM”) and relative total shareholder return (“TSR”). The significant supply chain and production challenges that we experienced due to the COVID-19 pandemic negatively impacted our performance as measured against the short-term incentive plan targets for the first half of 2020. However, our mitigation efforts in the second half of 2020 proved successful as evidenced by the significant above-target results that we experienced.
Goals	H1 Achievement % of Target	H2 Achievement % of Target
Non-GAAP EPS	86.1%	131.0%
Keysight Non-GAAP Revenue Growth	-103.7%	206.0%
EISG Non-GAAP Revenue Growth	-115.7%	163.9%
CSG Non-GAAP Revenue Growth	-98.8%	240.9%
Worldwide Quota	99.9%	103.5%
Through the sound financial and operational discipline principals of the Keysight Leadership Model and proactive measures we took to reduce costs and preserve liquidity in light of the pandemic, performance as measured against long-term performance metrics was above target. We generated Non-GAAP OM of 25.4%, compared to our incentive plan target of 24.6% for Fiscal Year 2020, which grew 1.4 ppts year-over-year. Three-year Non-GAAP OM performance delivered a 135.3% OM payout under the long-term incentive plan program for the Fiscal Year 2018 to Fiscal Year 2020 performance period.
For the Fiscal Year 2018 to Fiscal Year 2020 performance period, we measured our share price appreciation against the S&P 400 total return index as Keysight was included in the S&P 400 at the time grants were made. Measuring share price appreciation over the past three Fiscal Years, we outperformed the S&P 400 total return index resulting in achievement of 127.3 points above the index and a 200% payout under our LTP program for the Fiscal Year 2018 to Fiscal Year 2020 performance period.
Our Fiscal Year 2020 performance was also reflected in our stock price which increased 4% over the past year increasing from $100.91 per share on October 31, 2019, to $104.87 per share on October 30, 2020.
42 2021 Proxy Statement

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to link pay with operational performance and increase in long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we have adopted the following policies and practices over time:
What We Do	What We Don’t Do

• Compensation Committee is comprised 100% of independent directors

• Independent compensation consultant retained by the Compensation Committee

• Balance short- and long-term incentives, cash and equity and fixed and variable pay elements

• Performance-based equity awards comprising approximately 60% of the overall equity allocation to executive officers

• Maximum limits on the amount of annual cash incentives and PSUs that may be paid out

• Maintain a clawback policy that applies to both cash incentives and equity awards

• Assess and mitigate compensation risk

• Solicit an annual advisory vote on executive compensation

• Maintain robust stock ownership guidelines

• No repricing or repurchasing of underwater stock options without stockholder approval

• No dividends or dividend equivalents on unearned awards

• Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans

• No single trigger change of control acceleration of vesting for equity awards

• No excessive perquisites or severance benefits

• No golden parachute tax gross-ups

Results of 2020 Stockholder Advisory Vote on Executive Compensation

Our executive compensation program is well aligned with the interests of our stockholders and is instrumental to achieving our business strategy. In November 2019, the Compensation Committee set the upcoming Fiscal Year 2020 executive compensation after considering, among other things, the strong stockholder support (96% approval of votes cast) that our say-on-pay proposal received at its 2019 Annual Meeting of Stockholders.
During the 2020 Annual Meeting of Stockholders, our say-on-pay proposal received 97% approval of votes cast, which was taken into consideration by the Compensation Committee in determining our executive compensation for Fiscal Year 2021. The Compensation Committee believes that the results of the 2019 and 2020 vote confirm the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of stockholder value. Consequently, the Committee retained its general approach to executive compensation and continued to apply the same general principles and philosophy as in prior Fiscal Years in determining the compensation of our executives.
2021 Proxy Statement 43

Compensation Philosophy

The principal objectives of our executive compensation programs are as follows:
Attract and retain	Pay for performance

Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria
Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated objectives
Align executive interests with our stockholders	Reward actual achievement

Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value
Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits except in limited circumstances
44 2021 Proxy Statement

Elements of Fiscal Year 2020 Compensation

This section describes the elements of Fiscal Year 2020 compensation for our executive officers, including NEOs. The key elements and how they relate to our compensation philosophy are summarized in the table below.
Element	Purpose		How this Relates to our Philosophy
Base salary	•	Attract and retain	•	Provide fixed compensation to attract and retain key executives
Annual cash incentive bonuses	•	Pay for Performance	•	Establish appropriate short-term performance conditions that the Compensation Committee believes will drive our future growth and profitability
	•	Reward Achievement	•	Reward achievement of short-term performance conditions
	•	Align the interests of executives with those of our stockholders	•	Bonus payout tied to company performance consistent with FY20 financial plan
	•	Attract and Retain Executives	•	Offer market competitive incentive opportunities
RSUs	•	Attract and Retain Executives	•	Promote retention of our executives through long-term service vesting period
	•	Align Interests with Stockholders	•	Align the interests of executives with those of stockholders by issuing equity awards for which the value is correlated to our stock price
PSUs	•	Pay for Performance	•	Establish appropriate performance conditions that the Compensation Committee believes will drive our future growth and profitability
	•	Reward Achievement	•	Provide meaningful and appropriate incentives for achieving company annual financial goals that the Compensation Committee believes are important for our short- and long-term success
	•	Align Interests with Stockholders	•	Tie payout of stock awards to TSR returns and profitability
	•	Attract and Retain Executives	•	Service required through a three-year performance period to further encourage retention of our executives
Other Employee Benefits	•	Attract and Retain Executives	•
Intended to ease an NEO's transition due to an unexpected employment termination, or retirement; retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives

	•	Align Interests with Stockholders	•	Mitigate any potential employer liability and avoid future disputes or litigation
Retirement Benefits	•	Attract and Retain Executives	•	Retain and encourage our employees, including executives, to remain focused on our business for the long term
2021 Proxy Statement 45

Target Direct Compensation Mix
In Fiscal Year 2020, approximately 95% of our CEO’s and approximately 84% of our average NEO’s total direct compensation was at-risk and approximately 12% of our CEO’s and approximately 18% of our average NEO’s total direct compensation was performance-based.

Pay Element	Performance Metric	At Risk	Target Pay
Base Salary	—	—	—
Short term Incentive (annual cash incentive)	Non-GAAP EPS (75%)	Earned based on annual earnings targets directly tied to the approved financial plan	85%-150% of Base Salary
	Revenue Growth (25%)	Earned based on generating cash to invest in growth and return capital to shareholders
	Worldwide Quota (100%)	Earned based on order generation to support overall revenue growth and return capital to shareholders
Long Term Incentive: PSUs (long-term performance-based equity incentive)	3-Year Relative TSR (50%)	Earned based on share price performance relative to comparator group over time	60% of target long-term incentive value
	3-Year Average Non-GAAP OM (50%)	Earned based on generating annual profits over a three- year period
Long Term Incentive: RSUs (long-term equity)	—	Value directly aligns with value delivered to shareholders	40% of target long-term incentive value
Base Salary
The Compensation Committee annually reviews base salaries for our executive officers to reflect changes in market conditions or other factors, including changing responsibilities as our executive officers’ positions evolve. Base salaries are set at levels intended to be competitive and commensurate with each executive officer’s position, performance, skills and experience in order to attract and retain the best talent.
46 2021 Proxy Statement

The base salaries of our NEOs are set annually by the Compensation Committee, who considers the Compensation Factors (as defined in the section entitled “Factors for Determining Compensation”) for each NEO and Keysight’s expected operating budget. Base salary is a fixed component of our NEOs’ compensation and does not vary with Company performance. The Compensation Committee approved the following adjustments to base salaries, effective December 1, 2019 based on the factors described above:
NEO	Fiscal Year 2019 Base Salary	Fiscal Year 2020 Base Salary	Percentage (%) of Change
Ronald S. Nersesian	$1,000,000	$1,000,000	0.0%
Neil Dougherty	$570,000	$650,000	14.0%
Satish Dhanasekaran	$600,000	$650,000(1)	8.3%
Soon Chai Gooi(2)	$491,868	$518,907	4.8%
Mark Wallace(3)	—	$575,000(3)	—
(1)	Mr. Dhanasekaran was appointed Senior Vice President and Chief Operating Officer with a base salary change to $675,000 effective October 1, 2020.
(2)	Mr. Gooi is paid in Malaysian Ringgit, and his 2020 base salary was converted to U.S. dollars based on the currency exchange rate as of October 31, 2020 for reporting purposes.
(3)	Mr. Wallace became a NEO in Fiscal Year 2020.
Thereafter, upon considering the uncertainty and adverse business impacts of the COVID-19 virus pandemic, the Compensation Committee met on May 21, 2020 and approved temporary base salary reductions for our NEOs, which were in effect for two months, as set forth below. Such salary reductions were reversed on July 1, 2020, after market conditions had normalized.
NEO	Fiscal Year 2020 Base Salary	Percentage (%) of Reduction	Fiscal Year 2020 Base Salary After Reduction
Ronald S. Nersesian	$1,000,000	100%	$833,333
Neil Dougherty	$650,000	50%	$589,167
Satish Dhanasekaran(1)	$650,000(1)	50%	$593,750
Soon Chai Gooi(2)	$518,907	50%	$477,149
Mark Wallace	$575,000	50%	$522,500
(1)	Mr. Dhanasekaran was appointed Senior Vice President and Chief Operating Officer with a base salary change to $675,000 effective October 1, 2020.
(2)	Mr. Gooi is paid in Malaysian Ringgit, and his 2020 base salary was converted to U.S. dollars based on the currency exchange rate as of October 31, 2020 for reporting purposes.
Short-Term Incentives
The Performance-Based Compensation Plan for our NEOs and others in executive and senior manager roles provides cash awards every six months depending on Company performance. The awards are directly linked to the achievement of semi-annual financial objectives established by the Compensation Committee at the beginning of each performance period, based on the financial plan approved by the Board for that year. Semi-annual financial objectives are chosen instead of annual objectives to account for the cyclical nature and volatility of our markets. In addition, the Compensation Committee reviews and approves the short-term incentive plan threshold and maximum tied to each objective, benchmarking our internal historical achievement against external market data to ensure alignment with market compensation practices. The short-term cash incentives are tied to the financial objectives with each objective weighted depending on the executive’s role and responsibilities. Depending upon Keysight’s performance, the payout ranges from 0% to 200% of target. The Compensation Committee may exercise negative discretion to determine the final award payout.
At the end of each performance period, the Compensation Committee certifies our actual performance against the objectives and to the extent earned, the cash incentive awards are paid. Performance measures and target performance goals cannot be changed after they are established by the Compensation Committee.
2021 Proxy Statement 47

Financial Objectives for Fiscal Year 2020
For Fiscal Year 2020, we retained Non-GAAP EPS as one of the financial objectives for the short-term cash incentives of our NEOs for the following reasons:
•	Strengthen line of sight with stockholders
•	Drive leadership to focus on the enterprise rather than at a segment level
•	Create value through growth and cost efficiency priorities
The Compensation Committee believes that Non-GAAP EPS is a transparent, operations-based measure, which is computed on the basis of Non-GAAP net income and weighted-average diluted shares. Non-GAAP net income exclude primarily the impacts of amortization of acquisition-related balances, share-based compensation, acquisition and integration costs, restructuring and related costs, non-recurring items such as goodwill impairment, legal settlement, gain/loss on divestitures and others. Also excluded are tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Non-GAAP EPS is the same metric that we use for our quarterly earnings announcements.
Non-GAAP EPS targets are determined by our semi-annual financial planning process. Management prepares a financial plan, which is reviewed and approved by the Board of Directors. The Non-GAAP EPS targets are directly tied to the approved financial plan and do not change during the performance period. The threshold and maximum are designed to account for the cyclical nature and volatility of our markets. Weighted-average diluted shares are defined as the total number of shares that would be outstanding if all possible sources of conversion are exercised.
Non-GAAP Revenue growth remained our second financial objective for the short-term cash incentives of our NEOs for Fiscal Year 2020. For segment presidents, revenue growth is tied solely to their respective business groups. Aligning compensation incentives to the revenue growth of specific business groups creates direct accountability for our segment presidents. For our sales organization we believe the best indication of performance is achievement of quota, therefore Worldwide Quota (“WWQ”) is applied as the sole financial metric for our Senior Vice President, Head of Global Sales. WWQ is based on orders, which are established on a Company policy that defines how purchase commitments are to be accepted. For other NEOs, revenue growth is measured at the Keysight level. Non-GAAP Revenue growth is based on reported Non-GAAP Revenue, which is Keysight’s GAAP reported revenue, but includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting and excludes incremental revenue from acquisitions completed within the applicable period.
Short-Term Cash Incentive Awards Calculations and Awards Measures
For Fiscal Year 2020, the award payouts under the Performance-Based Compensation Plan for the NEOs were calculated by multiplying the individual’s base salary for the performance period by the individual target award, financial target award, and attainment percentage.
Financial Objectives

The following tables describe the threshold, target and maximum financial measures for the financial objectives of Non-GAAP EPS, Keysight Non-GAAP Revenue growth, EISG Non-GAAP Revenue growth, CSG Non-GAAP Revenue growth and WWQ as well as reporting the actual results and attainment percentage. Based on the attainment percentage, payouts could have ranged from 0% to 200%.
48 2021 Proxy Statement

Non-GAAP EPS(1) (Messrs. Nersesian, Dougherty, Dhanasekaran and Gooi)
H1 FY20						H2 FY20
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
$1.19	$2.37	$3.56	$2.04	86.1%	86.0%	$1.07	$2.14	$3.21	$2.80	131.0%	162.0%
Keysight Non-GAAP Revenue Growth(2) (Messrs. Nersesian, Dougherty, Dhanasekaran[3] and Gooi(3))
H1 FY20						H2 FY20
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
1.1%	5.1%	11.1%	-5.3%	-103.7%	0.0%	-10.3%	-6.3%	-0.3%	0.4%	206.0%	200.0%
EISG Non-GAAP Revenue Growth(2) (Mr. Gooi(3))
H1 FY20						H2 FY20
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
1.7%	5.7%	11.7%	-6.6%	-115.7%	0.0%	-14.6%	-10.6%	-4.6%	-3.8%	163.9%	200.0%
CSG Non-GAAP Revenue Growth(2) (Mr. Dhanasekaran3)
H1 FY20						H2 FY20
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
0.0%	4.9%	10.9%	-4.9%	-98.8%	0.0%	-8.5%	-4.5%	1.5%	1.8%	240.9%	200.0%
WWQ (Mr. Wallace(4))
H1 FY20						H2 FY20
Threshold	Target	Max	Results	Attainment	Payout	Threshold	Target	Max	Results	Attainment	Payout
$2,010	$2,233	$2,457	$2,230	99.9%	100.0%	$1,987	$2,208	$2,428	$2,285	103.5%	140.0%
(1)
Excludes the impacts of amortization of acquisition-related balances, share-based compensation, acquisition and integration costs, restructuring and related costs, non-recurring items such as goodwill impairment, legal settlement, gain/loss on divestitures and others.

(2)
Based on reported Non-GAAP Revenue Growth, which is Keysight’s GAAP reported revenue but includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting and excludes incremental revenue from acquisitions completed within the applicable period. Also excludes acquisition revenue not included in the original Performance-Based Compensation Plan metric.

(3)
Mr. Gooi’s short-term cash incentive is based specifically on the EISG Non-GAAP Revenue Growth from November 1, 2019 to September 30, 2020 and Keysight Revenue Growth from October 1, 2020 to October 31, 2020 and Mr. Dhanasekaran’s short-term cash incentive is based specifically on the CSG Non-GAAP Revenue Growth from November 1, 2019 to September 30, 2020 and Keysight Revenue Growth from October 1, 2020 to October 31, 2020.

(4)	Mr. Wallace’s short-term cash incentive is based on Worldwide Quota.
2021 Proxy Statement 49

The following table sets forth the mix and weight of the financial objectives as applied to calculating the short-term cash incentive for the NEOs.
Weight Allocation of Financial Objectives
Name	Non-GAAP EPS	Revenue Growth	Worldwide Quota
Ronald S. Nersesian	75%	25%
Neil P. Dougherty	75%	25%
Satish Dhanasekaran	75%	25%
Soon Chai Gooi	75%	25%
Mark Wallace			100%
The Compensation Committee set the Fiscal Year 2020 target short-term cash incentive award opportunities as a percentage of base salary for each NEO. Each NEO’s target short-term cash incentive for Fiscal Year 2020 was set between 85% and 150% of base salary, as follows:
Fiscal Year 2020 Target Short-Term Cash Incentive Award Opportunities (Expressed as a Percentage of Base Salary)
Name	H1 Financial Target Award	H2 Financial Target Award(1)	Total Target Short-Term Cash Incentives
Ronald S. Nersesian	75.0%	75.0%	150.0%
Neil P. Dougherty	45.0%	45.0%	90.0%
Satish Dhanasekaran	45.0%	50.0%	95.0%
Soon Chai Gooi	45.0%	45.0%	90.0%
Mark Wallace	42.5%	42.5%	85.0%
(1)	Mr. Dhanasekaran’s Fiscal Year 2020 H2 financial target award was 45% from April 1, 2020 to September 30, 2020 and changed to 50% from October 1, 2020 to October 31, 2020.
Fiscal Year 2020 Short-Term Cash Incentive Payouts Table
The payouts under the Performance-Based Compensation Plan for Fiscal Year 2020 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”. The Compensation Committee determined that the awards earned based on actual performance results for Fiscal Year 2020 fairly reflected the performances of our executive officers and did not exercise negative discretion with respect to the awards.
	H1 Financial			H2 Financial			Total Actual Short- Term Cash Incentives
	Target Incentive (1)	Actual Award	Actual Award	Target Incentive	Actual Award	Actual Award
Name	($)	($)	(%)	($)	($)	(%)	($)	(%)
Ronald S. Nersesian	750,000	483,750	64.50	750,000	1,286,250	171.50	1.770,000	118.00
Neil P. Dougherty	284,217	183,320	64.50	292,500	501,638	171.50	684,958	118.00
Satish Dhanasekaran	283,846	183,081	64.50	300,082	514,641	171.50	697,722	118.00
Soon Chai Gooi(2)	223,197	143,962	64.50	233,304	400,116	171.50	544,078	118.00
Mark Wallace	240,522	240,522	100.00	244,375	342,125	140.00	582,647	120.00
(1)	Target incentive has been pro-rated for the period considering salary changes.
(2)
Mr. Gooi is paid in Malaysian Ringgit. His target incentive and payout for the first half of Fiscal Year 2020 was converted from U.S. dollars based on the currency exchange rate as of April 30, 2020. His target incentive and payout for the second half of Fiscal Year 2020 was converted from U.S. dollars based on the currency exchange rate as of October 31, 2020.

50 2021 Proxy Statement

Long-Term Incentives
Long-Term Incentive Award Mix for Fiscal Year 2020
We use the following vehicles to ensure that our Long-Term Incentive Program (“LTI Program”) remains balanced, performance-focused and supportive of its objectives over a three-year period:
•
PSUs granted under our LTI Program support the objectives of linking realized value to the achievement of critical performance objectives and stockholder alignment. Earning shares of our common stock under our LTI Program is based on achievement of long-term returns to stockholders as measured by Keysight’s TSR relative to our peers and Non-GAAP Operating Margin (OM) as measured against our incentive plan target.

•
RSUs are used to keep our executive officers focused on the absolute performance of Keysight’s stock price. We believe RSUs encourage behavior and initiatives that support sustained long-term stock price growth and have retentive value, which benefits all stockholders.

The mix of long-term incentive awards for our NEOs, 60% delivered in performance-based equity and 40% delivered in time-vested shares, places a greater emphasis on at-risk compensation and therefore aligns NEOs compensation with long-term stockholder value. The mix is represented in the following chart.

PSU Performance Measures for Grants Made in Fiscal Year 2020
The Compensation Committee has established rolling three-year performance periods for PSU awards under our LTI Program. For grants made in Fiscal Year 2020, for the performance period beginning November 1, 2019 and ending October 31, 2022, relative TSR and Non-GAAP OM are the performance measures. Keysight considers relative TSR and Non-GAAP OM to be equally important for long-term performance, balancing internal operational goals with market performance. The target grant of PSUs subject to each performance measure was equal to approximately 50% of the grant date fair value of each NEO’s total PSU grant.
•
TSR. Beginning in November 2018, Keysight moved from the S&P 400 to the S&P 500. As a result, for grants made in Fiscal Year 2020, TSR reflects the aggregate change in the 90-day average closing price of our stock relative to the S&P 500 Total Return Index. The beginning average is the 90-day period prior to the performance period and the ending average will be the final 90-day period of the performance period. The Compensation Committee did not establish an absolute TSR target as it believed that performance would be best measured on a relative basis against the S&P 500 Total Return Index.

•
Non-GAAP OM. Non-GAAP OM is an internal financial metric that complements the external market-conditioned metric, TSR. Having an internal financial objective linked directly to our long-term incentive program creates more accountability and line of sight to our financial plan, which focuses on our internal growth and profitability metrics. The performance measure for Non-GAAP OM is set at the beginning of each Fiscal Year and achievement is calculated following the completion of the applicable Fiscal Year. Following completion of the three-year performance period, the Non-GAAP OM achievement percentage for each Fiscal Year is averaged and used to determine the total number of PSUs that are earned.

2021 Proxy Statement 51

Non-GAAP OM excludes, among other things, the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, amortization of acquisition-related balances, acquisition-related compensation expense, pension curtailment and settlement gains. Because the Non-GAAP OM target is set at the beginning of each Fiscal Year, income and expenses related to an acquisition are excluded for the Fiscal Year in which the acquisition occurs but are included in both target and actual results in subsequent years.
Long-Term Incentives Granted in Fiscal Year 2020
The target value of the long-term incentive awards granted in Fiscal Year 2020 to each of our NEOs was determined by the Compensation Committee after considering Factors for Determining Compensation. Fiscal Year 2020 Grant values were calculated as follows:
•
To determine the number of PSUs with a TSR metric, we divided 30% of the total target dollar award amount by the product of the 90-day trailing average closing price of our common stock prior to the date of grant multiplied by a Monte-Carlo valuation (the “TSR PSUs”).

•
To determine the number of PSUs with a Non-GAAP OM metric, we divided 30% of the total target dollar award amount by the 90-day trailing average stock price of our common stock prior to the date of grant (the “OM PSUs”).

•	To determine the number of RSUs, we divided the remaining 40% of the total target dollar award amount by the 90-day trailing average stock price of our common stock prior to the date of grant.
Performance Stock Units Granted in Fiscal Year 2020
The PSUs are wholly “at risk” compensation as our performance must be at or above the threshold of the TSR and Non-GAAP OM, as applicable, for the award recipients to earn any shares of our common stock subject to their PSUs.
•
PSUs Based on TSR. The TSR PSUs granted in Fiscal Year 2020 will be measured and paid out based on TSR for the Fiscal Year 2020 through Fiscal Year 2022 performance period. The payout matrix determined by the Compensation Committee for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 500 Total Return Index	25%
Target:	Equals S&P 500 Total Return Index	100%
Maximum:	40 percentage points above S&P 500 Total Return Index	200%
52 2021 Proxy Statement

The PSUs will be settled linearly for each level of performance as illustrated below.
Performance Share Payout Schedule (TSR)

•
PSUs Based on Non-GAAP OM. The OM PSUs will be measured and paid out based on Non-GAAP OM for the Fiscal Years 2020, 2021, and 2022. The payout matrix determined by the Compensation Committee for Non-GAAP OM is below.

The table below sets forth the threshold, target and maximum Non-GAAP OM goals for Fiscal Year 2020 and the actual results for Fiscal Year 2020.
Fiscal Year 2020 OM
Fiscal Year	Threshold	Target	Max	Results
2020	19.6%	24.6%	29.6%	25.4%
		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%
2021 Proxy Statement 53

The OM PSUs will be settled linearly for each level of performance as illustrated below:
Performance Share Payout Schedule (OM)

200%
175%
150%
125%
100%
75%
50%
25%
0%
LTPP Payout
(as % of Target Shares)
Max: 29.6% Operating Margin
=/>29.6% = 200% Payout
Target: = 24.6% Operating Margin
24.6% = 100% Payout
Threshold: 19.6% Operating Margin
<19.6% = No Payout
19.6%
20.6%
21.6%
22.6%
23.6%
24.6%
25.6%
26.6%
27.6%
28.6%
29.6%
Average Operating Margin %
(3 annual OM achievements average at the end of the third quarter)

Restricted Stock Units Granted in Fiscal Year 2020
The Committee grants RSU awards for retention purposes as they provide payout opportunity to the NEOs only if they remain employed through the applicable vesting dates or are retirement eligible. The payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. Subject to continued service to the Company through the applicable vesting date or retirement eligibility, RSUs vest in four equal installments beginning on the first anniversary of the grant date.
The following table shows the long-term incentive awards granted in Fiscal Year 2020 to the NEOs.
Name	Performance Stock Units (TSR) (#)	Performance Stock Units (OM) (#)	Restricted Stock Units (#)	Total Target Value of Long- Term Incentive Awards ($)
Ronald S. Nersesian	27,840	33,688	44,917	11,500,000
Neil P. Dougherty	5,410	6,547	8,729	2,235,000
Satish Dhanasekaran	5,703	6,901	9,201	2,352,917
Soon Chai Gooi	5,410	6,547	8,729	2,235,000
Mark Wallace	4,324	5,232	6,976	1,786,250
Fiscal Year 2018 - 2020 LTI Program Payout
In November 2017, the Compensation Committee granted our NEOs long-term incentive awards in the form of PSUs that would be earned, if at all, based on Keysight’s relative TSR and OM for the performance period that began on November 1, 2017 and concluded on October 31, 2020.
54 2021 Proxy Statement

•
PSUs Payout Based on TSR. Approximately 50% of the grant date value of the PSUs were earned based on Keysight’s TSR performance relative to companies in the S&P 400 Total Return Index. TSR relative performance is measured as the difference in basis points between Keysight’s TSR and the S&P 400 Total Return Index. The payout matrix for TSR was:

		Payout as a % of Target
Threshold:	40 percentage points below S&P 400 Total Return Index	25%
Target:	Equals S&P 400 Total Return Index	100%
Maximum:	40 percentage points above S&P 400 Total Return Index	200%
On November 18, 2020, the Compensation Committee certified that Keysight’s TSR was more than 40 percentage points greater than the S&P 400 Total Return Index. The table below sets forth the actual results for the Fiscal Year 2018 – Fiscal Year 2020 performance period as well as the calculated payout percentage:
Actual Results
Keysight TSR	141.7%
S&P 400 TSR	14.4%
TSR Outperformance vs Index	127.3ppts
Calculated Payout	200% of Target Shares
•
PSUs Payout Based on Non-GAAP OM. Approximately 50% of the grant date value of the PSUs for the Fiscal Year 2018- Fiscal Year 2020 performance period were earned based on Non-GAAP OM. At the end of the performance period, Keysight’s Non-GAAP OM payout achievement for each Fiscal Year during the three-year period was averaged with each Fiscal Year weighted equally. The payout matrix for Non-GAAP OM was:

		Payout as a % of Target
Threshold:	5 points below annual Non-GAAP OM plan	50%
Target:	Achievement of annual Non-GAAP OM plan	100%
Maximum:	5 points above annual Non-GAAP OM plan	200%
2021 Proxy Statement 55

The table below sets forth the actual results for the Fiscal Year 2018 – Fiscal Year 2020 performance period, as well as the calculated average payout percentage:
	FY18 - 20 OM Metrics and Results
Fiscal Year	Threshold %	Target %	Max %	Results %	Fiscal Year Payout %
2018	15	20	25	20.0	100.0
2019	14.5	19.5	24.5	24.0	190.0
2020	19.6	24.6	29.6	25.4	116.0
Calculated Payout					135.3
Based on the average of the Fiscal Year payout percentages shown above, the Compensation Committee, in November 2020, certified that Keysight’s OM resulted in a 135.3% payout.
The following table sets forth the targeted number of shares for the Fiscal Year 2018 to Fiscal Year 2020 performance period, the shares earned and the cash value of the earned shares.
Name	TSR Target Award (in shares)	TSR Payout at 200% (in shares)	OM Target Award (in shares)	OM Payout at 135.3% (in shares)	Cash Value of Payout in $(1)
Ronald S. Nersesian	39,758	79,516	48,110	65,092	16,650,165
Neil P. Dougherty	8,190	16,380	9,911	13,409	3,429,905
Satish Dhanasekaran(2)	4,686	9,372	5,670	7,671	1,962,331
Soon Chai Gooi	9,127	18,254	11,045	14,943	3,822,303
Mark Wallace	5,339	10,678	6,460	8,740	2,235,789
(1)	Reflects the fair market value of the shares based on the closing stock price of Keysight’s common stock on November 18, 2020.
(2)	Mr. Dhanasekaran deferred 5% of these shares under the Deferred Compensation Plan.
Other Benefits

Termination Arrangements – Severance Plan, Change of Control Severance Agreements and Equity Award Acceleration
Consistent with the practice of many of our peers, the Compensation Committee has adopted an Officer and Executive Severance Plan (the “Severance Plan”) for our U.S. based officers and executives, which provides for specified severance payments and benefits in cases where the officer is terminated other than for Cause, misconduct, death, or physical or mental incapacity or resigns for Good Reason (each, as defined in the Severance Plan). A more detailed description of the Severance Plan is provided in the “Officer and Executive Severance Plan” section below.
In addition, we have entered into Change-of-Control Agreements (each, a “Change of Control Agreement”) with our officers designed to provide protection to the officers so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, Keysight’s best interests and those of our stockholders. These agreements provide for double-trigger payments and benefits, which means that they are eligible to receive such payments and benefits only in the event of a
56 2021 Proxy Statement

change of control of Keysight and if the officer is terminated other than for Cause or resigns for Good Reason (each, as defined in the Change of Control Agreement) within a limited period of time after the change of control. Such benefits will not become payable unless both such events occur. A more detailed description of the Change of Control Agreements with the NEOs is provided in the “Change of Control Severance Agreements” section below.
Additionally, to encourage our employees to remain employed with Keysight through the date of the applicable vesting event, our stock award agreements, including those of our NEOs, provide for certain vesting benefits in the event of death, disability or retirement or in certain circumstances involving a change in control. A more detailed description of the vesting benefits provided in our stock award agreements is provided in the “Acceleration and Continued Vesting of Equity Awards” section below.
The potential payments that would be received by our NEOs under the Severance Plan and the Change-of-Control Agreements are disclosed in the “Termination and Change of Control Table” below.
Benefits and Limited Perquisites
Our global benefits philosophy is to provide our executive officers, including our NEOs, with protection and security through health and welfare, retirement, and life insurance programs.
In addition to these Company-wide benefits, our NEOs are offered Company-paid financial counseling through a third-party service to assist with their personal finances. Providing this service gives our NEOs a better understanding of their compensation and benefits, allowing them to concentrate on their responsibilities and our future success. Our executive officers, including our NEOs, are also offered physical examinations, for which we cover the costs that are not otherwise covered under each of our NEOs’ chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executive officers.
In connection with Mr. Gooi’s relocation from Malaysia to Singapore and his frequent business travel to the U.S. on behalf of Keysight, Mr. Gooi received Company paid relocation services and tax restoration benefits. Our executive officers also had access to Company drivers to transport them and their families to the airport for personal travel, as do other Company executives.
Non-Qualified Deferred Compensation
Our NEOs are eligible to voluntarily defer base salary, short-term cash incentives, and performance shares earned under the LTI Program. The deferrals are made through the Keysight Technologies Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).
Deferred compensation is distributed to eligible participants in January of the year following termination of their employment, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to participants in July of the year following termination of employment. No early distributions or withdrawals are allowed.
The specific benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below.
Pension Plans
Our pension plans are designed to promote long-term employment retention, support the employee’s career-employment strategy, and provide employee retirement savings. Additional information on the plans for which certain of the NEOs are eligible is set forth below in “Pension Benefits.”
2021 Proxy Statement 57

Process for Determining Executive Compensation

Role of the Compensation Committee
The Compensation Committee reviews and discusses the Board’s evaluation of the CEO and makes preliminary determinations about his base salary, annual incentive and long-term incentive compensation. The Compensation Committee then discusses the compensation recommendations with the full Board, and the Compensation Committee approves final compensation decisions after this discussion.
Role of the Chief Executive Officer
For other NEOs, the CEO and Chief Administration Officer consider performance and makes individual recommendations to the Compensation Committee on base salary, annual incentive and long-term incentive compensation. The Compensation Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations.
Compensation Committee Resources and Tools
The Compensation Committee uses several resources and tools, including competitive market information and tally sheets, which quantify each of the compensation elements as well as accumulated outstanding long-term equity awards and deferred compensation.
Factors for Determining Compensation (“Compensation Factors”)
•	Responsibilities and capabilities of each executive officer
•	Competitive market data provided by the independent compensation consultant
•	Tally sheets describing the total compensation received by each executive officer
•	Each executive officer’s self-evaluation and evaluation by the CEO and the Chief Administrative Officer
•	Qualitative evaluation of each executive officer’s overall and corporate performance by the Compensation Committee or the independent members of our Board of Directors
•	Objective assessment of each executive officer’s actual performance against pre-established goals and financial targets
Keysight’s Peer Groups
Compensation Benchmarking Peer Group
As part of its compensation deliberations, the Compensation Committee conducts an annual review of the compensation practices of the competitive market against a group of peer companies. The Compensation Committee annually reviews our peer group to ensure the companies are suitable peers for compensation comparison purposes. In Fiscal Year 2020, the Compensation Committee, with the assistance of F. W. Cook, approved a compensation peer group for consideration for Fiscal Year 2020 compensation decisions based on the following criteria:
Peer Group Determining Criteria for Fiscal Year 2020
•	Revenue between approximately $2.2 billion and $10.8 billion, which were between approximately 0.5 times and 2.5 times our projected Fiscal Year 2020 revenue
•	A market capitalization between approximately $5.7 billion and $51.8 billion, which were between approximately 0.33 times and 3 times our projected Fiscal Year 2020 market capitalization
•	A market capitalization to revenue ratio greater than 1.0
58 2021 Proxy Statement

These criteria resulted in the selection of 32 companies, all members of the Russell 3000 Information Sector, including five new companies. The selected companies compete with us either in the same business and capital markets or in the executive talent arena, or similarly operate complex business operations with significant global reach. The Compensation Committee used compensation data drawn from the compensation peer group as one of the Compensation Factors that were considered in setting the compensation of the executive officers.
Keysight’s Peer Group for Fiscal Year 2020
Acuity Brands	Ciena Corporation	Juniper Networks	Palo Alto Networks	Synopsis
Agilent Technologies*	Citrix Systems	KLA-Tencor	Red Hat	Teradyne
AMETEK	CommScope	Lam Research	Rockwell Automation	Trimble Navigation
Arista Networks*	F5 Networks	Motorola Solutions	Roper Technologies	Zebra Technologies
Autodesk*	FLIR Systems	National Instruments	Sensata Technologies Holdings PLC*
Cadence Design Systems	Fortive	NCR Corporation	SS&C Technologies Holdings, Inc.*
CDK Global	Hubbell	NetApp	Symantec
*	Companies added to the Fiscal Year 2020 compensation peer group based on the selection criteria.
At the time of the Compensation Committee’s approval of the compensation peer group for Fiscal Year 2020, we were above the median of our compensation peer group based on revenue, market capitalization, and number of employees.
	Revenues as of each company’s most recent four quarters ended on 10/31/2019 (in millions) ($)	Market Capitalization on 10/31/2019 (in millions) ($)	Employees as of 10/31/2019 (#)
25th Percentile	2,746	7,919	8,057
Median	3,676	13,295	10,800
75th Percentile	5,256	21,491	17,550
Keysight Technologies, Inc.(1)	4,303	18,928	13,600
(1)	Fiscal Year 2020 estimates as of 10/31/2019
Peer Group for the Long-Term Incentive Program
The Compensation Committee believes that a larger peer group is more appropriate for evaluating TSR performance under the Keysight’s LTI Program, as a larger peer group provides a broader index for comparison and better alignment with stockholder investment choices. For Fiscal Year 2020, the Compensation Committee selected the S&P 500 Total Return Index for determining relative TSR as one of the performance criteria for LTI Program awards granted for the three-year performance period ending October 31, 2022. This index has a strong correlation with Keysight’s stock price. The S&P 500 constituent list is maintained by the S&P Index Committee, which is available at www.standardandpoors.com/indices/main/en/us. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the index.
2021 Proxy Statement 59

Policies for Compensation Risk Mitigation

Recoupment Policy
Our Executive Compensation Recoupment Policy applies to all executive officers who are subject to Section 16 of the Securities Exchange Act. Under this Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short-term and long-term incentive compensation awards that were paid or awarded to the executive officers for performance periods beginning after October 31, 2014 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Compensation Committee will consider actions to remedy the fraud or misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as it deems appropriate.
These actions may include, without limitation and to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding PSUs, RSUs, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of shares of our common stock to the extent such profit was, in part or in whole, the result of the fraud or misconduct.
The Compensation Committee will amend the Policy, as necessary, to comply with the final SEC rules regarding the recoupment policy required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Hedging and Insider Trading Policy
Our Insider Trading Policy expressly bars hedging transactions such as purchasing or writing derivative securities, including puts and calls and entering into short sales or short positions, with respect to Keysight securities by our executive officers, directors, and other employees. Under our Insider Trading Policy, we prohibit our general managers, executives, executive officers and the members of our Board from pledging our equity securities as collateral for loans, and we prohibit our executive officers, directors and all employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and we maintain a quarterly black-out window where applicable individuals may not trade.
Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of Keysight stock or exercise stock options.
Indemnification Agreements
These agreements indemnify our executive officers and the members of our Board of Directors, as well as those who act as directors and officers of other entities at our request, against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred in connection with any proceedings arising out of their services to us and our subsidiaries.
A Culture of Ownership
Our stock ownership guidelines are designed to encourage our executive officers, including our NEOs, to achieve and maintain a significant equity stake in Keysight to closely align their interests with those of our stockholders. The guidelines provide that our CEO should accumulate and hold, within five years from election to his position, an investment level in our common stock equal to six times his annual base salary. The guidelines further provide that our CFO, COO, and other executive officers should accumulate and hold, within five years from appointment to their respective executive officer positions, an investment level in our common stock equal to the lesser of either (1) three times their annual base salary or (2) direct ownership of a certain level of shares of our common stock (40,000 or 80,000 shares).
60 2021 Proxy Statement

The investment levels as a multiple of annual base salary or direct ownership guidelines are as follows:
Executive Officer	Multiple of Annual Base Salary	Direct Ownership of Common Stock (# of Shares)
CEO	6X	N/A
CFO/COO	3X	80,000
All Other Executive Officers	3X	40,000
The Compensation Committee conducts an annual review to assess compliance with the guidelines. As of the end of Fiscal Year 2020, each of our NEOs met his stock ownership guideline requirement. As of the end of Fiscal Year 2020, our CEO held over 27 times his base salary in Keysight stock (well above his 6x guideline)
Compensation Risk Assessment
Our independent compensation consultant conducts an annual review of our compensation related risks. The risk assessment conducted during Fiscal Year 2020 by F. W. Cook concluded that our executive compensation program is well designed to encourage behaviors aligned with the long-term interests of our stockholders. F. W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, and appropriate mix of financial metrics. Finally, it was determined that there are appropriate policies and practices in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, the Executive Compensation Recoupment Policy, and independent Compensation Committee oversight of our executive compensation program
Accounting Considerations
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards (awards to directors are fully vested upon grant). ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the stock award.
2021 Proxy Statement 61

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Keysight specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
November 18, 2020
Our executive compensation program is administered by the Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to our Board of Directors on all elements of compensation for our executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into our 2020 Annual Report on Form 10-K.
Submitted by:
Compensation Committee
James G. Cullen, Chairman
Richard P. Hamada
Jean M. Halloran
Joanne B. Olsen
62 2021 Proxy Statement

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation(2) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings(3) ($)	All other Compen- sation(4) ($)	Total ($)
Ronald S. Nersesian President and Chief Executive Officer	2020	833,333	0	12,380,746	0	1,770,000	230,837	36,064	15,250,980
	2019	1,000,000	0	7,456,050	0	2,368,313	261,651	38,202	11,124,216
	2018	995,833	0	7,052,205	0	2,037,491	116,340	38,384	10,240,253
Neil P. Dougherty Senior Vice President and Chief Financial Officer	2020	589,167	0	2,406,004	0	684,958	148,500	29,291	3,857,920
	2019	568,333	0	1,571,733	0	762,644	158,242	32,486	3,093,438
	2018	545,833	0	1,452,749	0	701,573	4,416	30,261	2,734,832
Satish Dhanasekaran Senior Vice President and Chief Operating Officer	2020	593,750	0	2,524,023	0	697,722	80,281	26,597	3,922,374
	2019	591,667	0	1,332,426	0	789,450	97,698	33,619	2,844,860
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Soon Chai Gooi(5) Senior Vice President, President – Order Fulfillment and Digital Operations	2020	477,149	0	2,406,004	0	544,078	0	1,761,411	5,188,643
	2019	489,121	0	1,944,309	0	650,110	0	1,292,076	4,375,616
	2018	442,065	0	1,618,969	0	636,968	0	816,859	3,514,861
Mark Wallace Senior Vice President Head of Global Sales	2020	522,500	0	1,922,862	0	582,647	139,643	27,135	3,194,788
	2019	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
(1)
Reflects the aggregate grant date fair values of the stock and option awards, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, and Stock Compensation (“FASB ASC Topic 718”). For information on the valuation assumptions used in our computations, see Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for Fiscal Year 2020.

(2)	Amounts consist of incentive awards earned by our NEOs during Fiscal Year 2020 under the Performance-Based Compensation Plan for Covered Employees.
(3)
Amounts represent the change in pension value for the Retirement Plan, the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan, as applicable. Please see the Section “Pension Benefits” below for greater detail regarding how such amounts were calculated.

(4)	Amounts for Fiscal Year 2020 reflected below.
(5)
Amounts included for Mr. Gooi, with the exception of stock awards and option awards, are shown in U.S. Dollars but were paid to him in Malaysian Ringgit. To convert the amounts paid to U.S. Dollars, we used exchange rate as of the last business day of the applicable Fiscal Year (for Fiscal Year 2020 amounts, an exchange rate of 4.15316266 Malaysian Ringgits per U.S. Dollar as of October 31, 2020).

2021 Proxy Statement 63

All Other Compensation

Name	Company Contributions to Defined Contribution Plan ($)	Financial Counseling ($)	Travel Expenses ($)	Relocation Benefits ($)	Tax Restoration Benefits ($)	Club Membership Fees ($)	Employer Contributions to Health Savings Account ($)	Executive Physicals ($)	Total ($)
Ronald S. Nersesian	11,400	22,505	1,509	0	0	0	650	0	36,064
Neil P. Dougherty	10,156	18,235	0	0	0	0	900	0	29,201
Satish Dhanasekaran	7,062	18,235	0	0	0	0	1,300	0	26,597
Soon Chai Gooi	138,756	0	29,308	323,342	1,269,668	337	0	0	1,761,411
Mark Wallace	8,000	18,235	0	0	0	0	900	0	27,135
The following table itemizes the full grant date fair value of equity awards granted to our NEOs during Fiscal Year 2020 in accordance with FASB ASC Topic 718 for the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table”.
Long-Term Incentive Awards

	Total FY20 Expense			Total FY19 Expense			Total FY18 Expense
Name	Stock Awards ($)	Option Awards ($)	Restricted Stock Unit Awards ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Unit Awards ($)	Stock Awards ($)	Option Awards ($)	Restricted Stock Unit Awards ($)
Ronald S. Nersesian	7,551,709	0	4,829,027	4,407,885	0	3,048,165	4,236,152	0	2,816,053
Neil P. Dougherty	1,467,547	0	938,455	929,158	0	642,575	872,654	0	580,095
Satish Dhanasekaran	1,539,556	0	984,465	787,705	0	544,721	499,269	0	331,884
Soon Chai Gooi	1,467,547	0	938,455	1,149,407	0	794,902	972,497	0	646,472
Mark Wallace	1,172,871	0	749,990	742,271	0	513,290	568,837	0	378,155
64 2021 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during Fiscal Year 2020.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Ronald S. Nersesian	11/20/2019	375,000	750,000	1,500,000
	5/21/2020	375,000	750,000	1,500,000
	11/20/2019				905,449	3,621,797	7,243,594		3,621,797
	11/20/2019				982,481	3,929,922	7,859,844		3,929,922
	11/20/2019							44,917	4,829,027
Neil P. Dougherty	11/20/2019	146,250	292,500	585,000
	5/21/2020	146,250	292,500	585,000
	11/20/2019				175,967	703,868	1,407,736		703,868
	11/20/2019				190,920	763,681	1,527,362		763,681
	11/20/2019							8,729	988,455
Satish Dhanasekaran	11/20/2019	146,250	292,500	585,000
	5/21/2020	146,250	292,500	585,000
	11/20/2019				175,967	703,868	1,407,736		703,868
	11/20/2019				190,920	763,681	1,527,362		763,681
	10/01/2020				8,627	34,508	69,016		34,508
	10/01/2020				9,375	37,501	75,002		37,501
	11/20/2019							8,729	988,455
	10/01/2020							472	46,010
Soon Chai Gooi	11/20/2019	116,127	232,253	464,506
	5/21/2020	112,454	224,908	449,816
	11/20/2019				175,967	703,868	1,407,736		703,868
	11/20/2019				190,920	763,681	1,527,362		763,681
	11/20/2019							8,729	988,455
Mark Wallace	11/20/2019	122,188	244,375	488,750
	5/21/2020	122,188	244,375	488,750
	11/20/2019				140,623	562,492	1,124,985		562,492
	11/20/2019				152,595	610,380	1,220,760		610,380
	11/20/2019							6,976	749,990
(1)
Reflects the value of the threshold, target and maximum potential cash payout established for Fiscal Year 2020 pursuant to the Keysight’s Performance-Based Compensation Plan. The maximum payout is 200% of target. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.” Please see the section “Short-Term Incentives” for greater detail regarding the NEOs’ cash incentive award opportunities, including the applicable performance goals.

(2)
Reflects the threshold, target and maximum number of shares that could be earned with respect to PSUs. Actual payout of these awards, if any, will be in the form of Keysight common stock determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in Keysight’s LTI Program were met, subject to the applicable NEO being employed through such determination date or being retirement eligible. For Fiscal Year 2020, on November 20, 2019, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2020 through Fiscal Year 2022 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the relative TSR of the S&P 500 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on profitability as measured by Non-GAAP OM. Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in Fiscal Year 2020. Each NEO’s TSR PSUs appear above their respective OM PSUs in this table.

(3)
Reflects the number of shares subject to time-based RSUs, which vest annually over four years from the grant date, subject to the applicable NEO being employed through the applicable vesting date or being retirement eligible.

(4)	Reflects the aggregate grant date fair values of the RSUs and PSUs, computed in accordance with FASB ASC Topic 718.
2021 Proxy Statement 65

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the stock options, performance-based stock awards and restricted stock units held by our NEOs as of October 31, 2020.
		Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Grant Date	Exercisable	Unexercisable
Ron S Nersesian	11/15/2016	—	—	—	—	—	17,277	1,811,839	—	—
	11/16/2017	—	—	—	—	—	32,074	3,363,600	—	—
	11/20/2018	—	—	—	—	—	41,075	4,307,535	—	—
	11/20/2019						43,861	4,599,703
	11/16/2017						65,092	6,826,198
	11/16/2017						79,516	8,338,843
	11/20/2018	—	—	—	—	—	—	—	42,063	4,411,147
	11/20/2018	—	—	—	—	—	—	—	34,763	3,645,596
	11/20/2019	—	—	—	—	—	—	—	67,376	7,065,721
	11/20/2019	—	—	—	—	—	—	—	55,680	5,839,162
Total		0	0				278,895	29,247,719	199,882	20,961,626
Neil P. Dougherty	11/15/2016	—	—	—	—	—	3,693	387,285	—	—
	11/16/2017	—	—	—	—	—	6,607	692,876	—	—
	11/14/2018	—	—	—	—	—	8,388	879,650	—	—
	11/20/2019						8,729	915,410
	11/16/2017						13,409	1,406,202
	11/16/2017						16,380	1,717,771
	11/14/2018	—	—	—	—	—	—	—	8,387	879,545
	11/14/2018	—	—	—	—	—	—	—	6,931	726,854
	11/20/2019	—	—	—	—	—	—	—	13,094	1,373,168
	11/20/2019	—	—	—	—	—	—	—	10,820	1,134,693
Total		0	0				57,206	5,999,193	39,232	4,114,260
66 2021 Proxy Statement

		Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Grant Date	Exercisable	Unexercisable
Satish Dhanasekaran	11/15/2016	—	—	—	—	—	1,231	129,095	—	—
	7/20/2017	—	—	—	—	—	1,036	108,645	—	—
	11/16/2017	—	—	—	—	—	3,780	396,409	—	—
	11/14/2018	—	—	—	—	—	7,110	745,626	—	—
	11/20/2019						8,729	915,410
	10/01/2020						472	49,499
	11/16/2017						7,671	804,458
	11/16/2017						9,372	982,842
	11/14/2018	—	—	—	—	—	—	—	7,110	745,626
	11/14/2018	—	—	—	—	—	—	—	5,876	616,216
	11/20/2019	—	—	—	—	—	—	—	13,094	1,373,168
	11/20/2019	—	—	—	—	—	—	—	10,820	1,134,693
	10/01/2020	—	—	—	—	—	—	—	708	74,248
	10/01/2020	—	—	—	—	—	—	—	586	61,454
Total		0	0				39,401	4,131,983	38,194	4,005,405
Soon Chai Gooi	11/15/2016	—	—	—	—	—	4,394	460,799	—	—
	11/16/2017	—	—	—	—	—	7,363	772,158	—	—
	11/14/2018	—	—	—	—	—	10,376	1,088,131	—	—
	11/20/2019						8,729	915,410
	11/16/2017						14,943	1,567,072
	11/16/2017						18,254	1,914,297
	11/14/2018	—	—	—	—	—	—	—	10,375	1,088,026
	11/14/2018	—	—	—	—	—	—	—	8,574	899,155
	11/20/2019	—	—	—	—	—	—	—	13,094	1,373,168
	11/20/2019	—	—	—	—	—	—	—	10,820	1,134,693
Total		0	0				64,059	6,717,867	42,863	4,495,042
2021 Proxy Statement 67

		Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units That Have Not Vested ($)(3)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(4)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(3)
Name	Grant Date	Exercisable	Unexercisable
Mark Wallace	11/15/2016	—	—	—	—	—	2,616	274,340	—	—
	11/16/2017	—	—	—	—	—	4,307	451,675	—	—
	11/14/2018	—	—	—	—	—	6,700	702,629	—	—
	11/20/2019						6,976	731,573
	11/16/2017						8,740	916,564
	11/16/2017						10,678	1,119,802
	11/14/2018	—	—	—	—	—	—	—	3,775	395,884
	11/14/2018	—	—	—	—	—	—	—	3,120	327,194
	11/20/2019	—	—	—	—	—	—	—	10,464	1,097,360
	11/20/2019	—	—	—	—	—	—	—	8,648	906,916
Total		0	0				40,017	4,196,583	26,007	2,727,354
(1)	Amounts reflect outstanding stock option awards as of October 31, 2020. All stock option awards vest 25% annually on the first four anniversaries of the grant date.
(2)
Amounts reflect unvested RSUs as of October 31, 2020. All other awards, unless specifically noted below, vest at the rate of 25% per year from the grant date, subject to the applicable NEO being employed through such determination date or being retirement eligible. Includes the number of PSUs granted in Fiscal Year 2018 that were earned based on Keysight’s relative TSR and Non-GAAP OM for the Fiscal Year 2018 through Fiscal Year 2020 performance period, subject to the applicable NEO being employed through the date that the Compensation Committee determined the payout.

(3)
The market values of the unvested RSUs and PSUs (whether earned but unvested or unearned and unvested) are calculated by multiplying the number of units shown in the table by $104.87, the closing price of Keysight common stock as of October 31, 2020.

(4)
Amounts reflect multiple unearned and unvested PSU awards that are outstanding simultaneously as of the end of Fiscal Year 2020 for each NEO under the LTI Program. The payout, if any, of the performance share awards granted on November 14, 2018, and November 20, 2019 are determined in November 2021, and November 2022, respectively and are subject to the applicable NEO being employed through such determination date or being retirement eligible. On November 14, 2018, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2019 through Fiscal Year 2021 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. On November 20, 2019, each NEO received TSR PSUs and OM PSUs, which will be paid out, if at all, following the completion of the Fiscal Year 2020 through Fiscal Year 2022 performance period. Each NEO’s TSR PSUs will be measured and paid out based on the performance of Keysight’s common stock as measured against the TSR of the S&P 500 Total Return Index and each NEO’s OM PSUs will be measured and paid out based on improving profitability as measured by Non-GAAP OM. For PSUs granted in Fiscal Year 2019, the target number of PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2020. For PSUs granted in Fiscal Year 2020, the maximum number of PSUs that may be earned is shown based on Keysight’s performance through Fiscal Year 2020.s

Please see the section “Long-Term Incentives” for greater detail regarding the TSR and OM PSU grants made to NEOs in Fiscal Year 2020.
68 2021 Proxy Statement

Option Exercises and Stock Vested

The following table sets forth information on stock option exercises and stock vesting in Fiscal Year 2020 and the value realized on the date of exercise or vesting, if any, by each of our NEOs, as calculated, in the case of stock options, based on the difference between the market price of Keysight’s common stock at exercise and the option exercise price, and as calculated, in the case of RSUs, based on the closing share price of Keysight’s common stock on the NYSE on the vesting date and, in the case of PSUs based on the closing share price of Keysight’s common stock on the NYSE on the date that the payout is confirmed by the Compensation Committee.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Awards Acquired Upon Vesting(1)	Value Realized on Vesting
Ronald S. Nersesian	0	$0	207,803	$23,515,814
Neil P. Dougherty	79,374	$5,925,588	42,990	$4,863,582
Satish Dhanasekaran	0	$0	23,844	$2,686,485
Soon Chai Gooi	0	$0	48,761	$5,512,243
Mark Wallace	0	$0	27,288	$3,089,224
(1)
Amounts reflect the shares issued pursuant to PSUs granted in Fiscal Year 2018 pursuant to the LTI Program for the Fiscal Year 2018-2020 performance period that were paid out in Fiscal Year 2021 in addition to restricted stock units that vested during Fiscal Year 2020.

2021 Proxy Statement 69

Pension Benefits

The following table shows the estimated present value of accumulated benefits payable, including benefits payable on retirement to our NEOs under the Retirement Plan, the Deferred Profit Sharing Plan, the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan.
Years of service and years of credited service under the Retirement Plan includes years of service and years of credited service under the Hewlett Packard Retirement Plan and the Agilent Technologies, Inc. Retirement Plan. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation—Retirement Benefits for the fiscal year end measurement (as of October 31, 2020). The present value is based on a lump sum interest rate of 5.0%. See also Note 15 to Keysight’s consolidated financial statements in its Annual Report on Form 10-K for the Fiscal Year 2020 as filed with the SEC on December 17, 2020.
Name	Plan Name(1)(2)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ronald S. Nersesian	Retirement Plan	18.1	665,671	0
	Supplemental Benefit Retirement Plan	18.1	1,225,381	0
Neil P. Dougherty	Retirement Plan	24.3	574,403	0
	Supplemental Benefit Retirement Plan	24.3	215,841	0
Satish Dhanasekaran	Retirement Plan	14.8	259,350	0
	Supplemental Benefit Retirement Plan	14.8	86,739	0
Soon Chai Gooi(3)	N/A	—	—	—
Mark Wallace	Deferred Profit-Sharing Plan	30.0	103,864	0
	Retirement Plan	30.0	677,234	0
	Supplemental Benefit Retirement Plan	30.0	118,971	0
(1)
Employees must be at least 65 years of age and older in order to receive the full benefit under the Retirement Plan. Benefit payments from the Retirement Plan received prior to age 65 are reduced for “early” distribution. None of the NEOs are eligible for full benefits under the Retirement Plan.

(2)	To the extent applicable, a portion of each NEO’s Supplemental Benefit Retirement Plan benefits includes accrued benefits in the Excess Benefit Retirement Plan.
(3)
Mr. Gooi does not live in the United States and is not eligible to participate in the Retirement Plan or Supplemental Benefit Retirement Plan but is a participant in the Malaysian Defined Contribution Plan.

Retirement Plan
The Retirement Plan provides full retirement benefits payable at the later of age 65 or termination. The benefits under the Retirement Plan are based on eligible compensation and years of credited service with Keysight, Agilent (as applicable) and HP (as applicable). No more than 30 years of credited service are used in determining the benefits under the Retirement Plan.
For service beginning on or after November 1, 2009, benefits are determined using the 2009 Benefit Formula (as defined in the Retirement Plan). For service on or before October 31, 2009, Retirement Plan benefits are determined under the 1993 Benefit Formula (as defined in the Retirement Plan).
The total benefits under the Retirement Plan are equal to the sum of the 2009 Benefit Formula benefits (if any) plus the 1993 Benefit Formula benefits (if any).
70 2021 Proxy Statement

2009 Benefit Formula
Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on the participant’s pay rate and years of credited service up to a maximum of 30 years as follows:
For participants who have fewer than 15 years of service:
11% × pay rate at the end of the month	PLUS	5% × pay rate pay at the end of the month in excess of 50% of the Social Security Wage Base
For participants who have 15 or more years of service:
14% × pay rate at the end of the month	PLUS	5% × pay rate at the end of the month in excess of 50% of the Social Security Wage Base
No more than 30 years of credited service is considered for purposes of determining the total benefits under the Retirement Plan. If an employee has more than 30 years of credited service before they retire, the 2009 Benefit Formula benefits will be based on their highest consecutive annual 2009 Benefit Formula accruals during their career.
1993 Benefit Formula
Only employees who earned benefits under the Agilent Retirement Plan before November 1, 2009, have benefits under the 1993 Benefit Formula. Benefits under the 1993 Benefit Formula are calculated as of October 31, 2009 and are expressed as an annuity. The 1993 Benefit Formula was frozen, meaning that there were no additional accruals under the 1993 Benefit Formula after October 31, 2009.
The 1993 Benefit Formula provides retirement benefits in the form of lifetime monthly payments beginning at age 65. These benefits are calculated using a formula that is based on the participant’s highest average pay rate, their final average compensation, and their total years of credited service during their career at Agilent and HP (if applicable) through October 31, 2009. The total years of credited service (which includes years of credited service under the HP Retirement Plan as of May 1, 2000) cannot exceed 30 in the 1993 Benefit Formula. The monthly retirement benefits beginning at age 65 (or later if the participant retires after age 65 but before they reach age 70 ½) are determined as follows:
1.5%	X	Highest Average Pay Rate at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30
The Social Security reduction based on 0.6% of the final average compensation recognizes the Company’s contribution through payroll taxes towards Social Security benefits.
0.6%	X	Final Average Compensation at October 31, 2009	X	Years of Credited Service at October 31, 2009 not to exceed 30
Some participants will have Retirement Plan benefits that are comprised of both 2009 Benefit Formula benefits that are calculated as a lump sum payable at age 65 and 1993 Benefit Formula benefits that are calculated as monthly annuity payments beginning at age 65. In this case, the total Retirement Plan benefits payable at age 65 are equal to (a) the value of the accrued benefits under the 2009 Benefit formula plus, (b) the value of the accrued benefits under the 1993 Benefit Formula, both of which must be payable in the same form. By using actuarial conversion factors, both the 2009 Benefit Formula and the 1993 Benefit Formula benefits can be converted so that both are paid as either an annuity or a lump sum.
2021 Proxy Statement 71

The normal form of benefits under the Retirement Plan are either a single life annuity for single participants or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.
Retirement Plan Benefit Reductions If Paid Prior to Age 65
The benefits paid under the 2009 Benefit Formula will be reduced by 5% of compound interest for each year that the benefits are paid before the participant reaches age 65.
The benefits paid under the 1993 Benefit Formula will be paid as set forth below:

Age of Retirement
65 yrs
64 yrs
63 yrs
62 yrs
61 yrs
60 yrs
59 yrs
58 yrs
57 yrs
56 yrs
55 yrs
50.00%
53.33%
56.67%
60.00%
63.33%
66.67%
73.33%
80.00%
86.67%
93.33%
100.00%
% Of Retirement Plan Benefit Payout

If the 1993 Benefit is paid before age 55, an additional reduction is applied. The benefit reduced to 50% at age 55 (as described above), is further reduced based on an actuarial equivalence factor. The actuarial equivalence factor is determined based on the number of months the payment begins before age 55, applicable interest rates and applicable mortality table, and the participant’s life expectancy.
A different calculation is used for Participants who have less than 15 years of service, which may result in a larger reduction to their benefit.
All regular full-time or regular part-time employees hired prior to August 1, 2015 automatically become participants in the Retirement Plan on the May 1 or November 1 following the completion of two years of service.
Deferred Profit-Sharing Plan
The Deferred Profit-Sharing Plan is a frozen, tax-qualified defined contribution plan. HP created and maintained a Deferred Profit-Sharing Plan to provide its employees benefits with respect to their service with HP prior to November 1, 1993. Agilent and then Keysight replicated the frozen HP Deferred-Profit Sharing Plan to continue to provide a retirement benefit to former HP employees for service with HP prior to November 1, 1993. The benefits under the Deferred Profit-Sharing Plan are used as a floor offset for the Retirement Plan for benefits accrued under the 1993 Benefit Formula but only with respect to service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993. For the benefits attributable to service after October 31, 1993 under both the 1993 Benefit Formula and the 2009 Benefit Formula, there is no Deferred Profit-Sharing Plan offset.
72 2021 Proxy Statement

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan determines a minimum retirement benefit amount.
The normal form of benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either a single life annuity for single participants, or a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.
Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan
The Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan (which was frozen December 31, 2004) are unfunded, non-qualified plans. Benefits payable under both plans are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan, disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Code.
Participants in the Retirement Plan and/or Deferred Profit-Sharing Plan whose retirement benefits under those tax-qualified plans are limited by Sections 401(a)(17) or 415 of the Code automatically become a participant in the Supplemental Benefit Retirement Plan.
Benefits under the Supplemental Benefit Retirement Plan and the Excess Benefit Retirement Plan are payable upon termination or retirement as follows:
•
In general, accruals prior to January 1, 2005 are paid from the Excess Benefit Retirement Plan in a single lump sum in the January following the Fiscal Year in which the participant takes his qualified Retirement Plan benefit.

•
In general, subject to certain applicable exceptions, accruals after December 31, 2004 are paid from the Supplemental Benefit Retirement Plan based on the date participants retire or terminate: in January immediately following if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is greater than $150,000); or in a single lump sum (if the lump sum value is $150,000 or less).

Malaysian Defined Contribution Plan
All employees in Malaysia participate in the government mandatory retirement plan, managed by the Employer Provident Fund (EPF), a government agency. This plan requires contribution from both the employee and the employer. Mr. Gooi participates in this plan with an 11% contribution rate of his eligible compensation. Keysight contributes a fixed contribution rate of 12% of Mr. Gooi’s eligible compensation. In addition, Mr. Gooi also participates in a Company-wide EPF Top-up plan, for which we make contributions equal to 3% of monthly base earnings. No employee contributions are accepted for this plan.
2021 Proxy Statement 73

Non-Qualified Deferred Compensation

The Deferred Compensation Plan is available to all active employees on our U.S. payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $285,000 for 2020.
There are four types of earnings that may be deferred under the Deferred Compensation Plan:
•	Up to 100% of annual base pay earnings in excess of the U.S. Internal Revenue Service qualified plan limit of $285,000 for 2020;
•	Up to 95% of cash incentive award earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan;
•	Up to 95% of performance-based compensation paid out in accordance with the terms of Keysight’s LTP Program. Awards under this program are paid out in the form of shares of our common stock; and
•	Up to 95% of new executive stock awards.
Deferral elections may be made annually and can be part of overall tax planning for executives. There are several hypothetical investment options available under the Deferred Compensation Plan, which generally mirror the investment choices under the tax-qualified 401(k) Plan. All hypothetical investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ hypothetical accounts from the investment funds that the participant has elected.
At the time participation is elected, employees must also elect payout in one of two forms that can commence upon termination or be delayed by an additional one, two, or three years following termination:
•	A single lump sum payment; or
•	Annual installments over a five-to-15-year period.
Unless a participant has elected to delay distribution of payments as described above, payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year or in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed, except in the event of an unforeseeable emergency, death or where the participant elected to make an in-service distribution on a fixed date. When and if received, a participant in the LTP Program may elect to defer his or her shares through the Deferred Compensation Plan at the time the award is granted. The LTP Program shares are deferred in the form of shares of our common stock only. At the end of the deferral period, the shares are simply released to the participant.
Although the Deferred Compensation Plan is unfunded, Keysight has established a rabbi trust as a source of funds to make payments under the Deferred Compensation Plan. The table below provides information on the non-qualified deferred compensation of our NEOs for Fiscal Year 2020.
Keysight also maintains a frozen Deferred Compensation Plan for deferrals made prior to January 1, 2005 pursuant to the Agilent Deferred Compensation Plan. The frozen Deferred Compensation Plan no longer accepts deferrals but allows the same investment choices and hypothetical investments as the Deferred Compensation Plan.
74 2021 Proxy Statement

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End(3) ($)
Ronald S. Nersesian	128,625	0	601,011	0	15,174,206
Neil P. Dougherty	342,479	0	162,592	0	4,118,967
Satish Dhanasekaran	420,832	0	77,618	0	3,318,414
Soon Chai Gooi(4)	0	0	0	0	0
Mark Wallace	0	0	60,172	0	2,777,979
(1)
The amounts include base pay deferrals, short-term cash incentive award deferrals paid under the Performance-Based Compensation Plan, as well as deferrals representing the value of the fully vested shares based on the closing share price of Keysight common stock on the vesting date paid out in accordance with the terms of Keysight’s LTP Program for Fiscal Year 2020. The base pay portion of the amounts reflected above is included in the amount reported as “Salary” in the Summary Compensation Table for Fiscal Year 2020 as follows: for Mr. Dhanasekaran $76,800. The short-term cash incentive award portion of the amounts reflected above is included in the amount reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2020 as follows: for Mr. Nersesian $128,625; for Mr. Dougherty $342,479; and for Mr. Dhanasekaran $245,932. The portion of the amounts reflected above that are attributed to performance shares under the LTI Plan are based on grants that were made in Fiscal Year 2018 and are not reflected in the Summary Compensation Table for Fiscal Year 2020.

(2)
The amounts reflected are not included in the Summary Compensation Table for Fiscal Year 2020. These amounts consist of dividends, interest and change in market value attributed to each executive officer’s entire account balance during Fiscal Year 2020, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves. Such earnings were not preferential or above-market.

(3)
The following amounts included in this column have also been reported in the Summary Compensation Table as compensation for Fiscal Year 2020 or a prior fiscal year: Mr. Nersesian, $275,176; Mr. Dougherty, $1,104,842; and Mr. Dhanasekaran, $465,525. The aggregate grant date fair value of the fully vested deferred performance shares under the LTI Plan included in this column that have been reported in the Summary Compensation Table as compensation for Fiscal Year 2020 or a prior Fiscal Year: Mr. Nersesian, $972,945 and Mr. Dougherty, $806,066.

(4)	Mr. Gooi does not live in the United States and is not eligible to participate in the Deferred Compensation Plan.
Potential Payments Upon Termination or Change in Control

Set forth below is a description of the plans and agreements that could result in potential payments to our NEOs in the case of their termination of employment and/or a change of control of Keysight.
Severance Plan
On March 18, 2015, the Compensation Committee adopted the Severance Plan, which provides for severance payments and benefits (“Severance Benefits”) to our executive officers and vice presidents. The Severance Benefits do not apply in connection with a change of control of Keysight if an executive officer or vice president is covered under a change of control severance agreement or similar arrangement with Keysight. Accordingly, our NEOs who have each entered into a Change of Control Severance Agreement with us would only be entitled to the Severance Benefits in connection with a termination that occurs outside of the change of control context. The Severance Plan replaces any benefits provided by a workforce management program.
In general, in order to qualify for Severance Benefits, the executive officer’s or vice president’s employment must have been terminated either (i) by us other than for “cause”, misconduct, death, or physical or mental incapacity or (ii) by the executive officer or vice president for “good reason” (as these terms are defined in the Severance Plan). In addition to satisfying other conditions set forth in the Severance Plan, to qualify for Severance Benefits, the executive officer or vice president must execute a general release of claims in favor of Keysight and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his or her proprietary information and non-disclosure agreement, not making certain public statements concerning Keysight without first receiving Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.
2021 Proxy Statement 75

The Severance Plan provides for: (i) a lump sum cash severance payment, (ii) a pro-rated annual cash incentive award, if any, for the performance period in which the executive officer’s or vice president’s employment terminates, subject to the achievement of the performance goals and other terms and conditions that apply to him or her for that performance period, provided that any individual goals will be deemed to have been earned at target, (iii) 12 months of accelerated vesting of stock awards that are subject only to service-based vesting conditions and are held by executive officers and vice presidents that are not retirement eligible, (iv) waiver of the service-vesting condition for restricted stock unit and/or restricted stock awards that are subject to performance-based vesting conditions, which will remain outstanding subject to the applicable performance conditions, and (v) a lump sum cash payment of $20,000 ($40,000 in the case of our CEO) to pay for the cost of COBRA health benefit continuation coverage or to be used for any other purpose the executive officer or vice president chooses. The amount of the lump sum severance payment in the case of our executive officers, equals 100% (200% in the case of our CEO) of the sum of (i) his or her current annual base salary and (ii) his or her average actual annual cash incentive award percentage as compared to the target percentage paid for the three Fiscal Year prior to the Fiscal Year in which he or she terminates employment, applied to his or her current base salary. For our vice presidents, the amount of the lump sum severance payment equals 100% of his or her annual base salary only and does not take into account his or her cash incentive award.
Further, if the executive officer or vice president is retirement-eligible under the terms of the applicable stock award, the executive officer or vice president will not receive the benefits described above but will instead benefit from the retirement treatment set forth in such award in accordance with its terms and the requirements of Section 409A of the Code.
Change of Control Severance Agreements
As noted above, each of our NEOs has entered into a Change of Control Severance Agreement with us. Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without “cause” or voluntarily terminates within 3 months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” (as these terms are defined in the Change of Control Severance Agreements) event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control, or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, then the NEO will be entitled to: (i) two times, or with respect to Mr. Nersesian three times, the sum of his base salary and target cash incentive award, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding stock options, if any, and stock awards not subject to performance-based vesting, and (iv) a pro-rated cash incentive award under any cash incentive award plan applicable to the NEO, for the performance period in which the NEO’s termination of employment occurs equal to the amount, if any, of the cash incentive award the NEO would have been paid based on the achievement of performance goals under the terms of such cash incentive award plan had the NEO continued employment with Keysight until the end of such performance period. In addition, if the NEO experiences a qualifying termination prior to a change of control and any of his unvested stock awards terminate prior to the change of control before such awards would have otherwise vested on account of the qualifying termination, the NEO will receive a cash payment equal to the value of the shares that would have vested on the date of the change of control less any exercise price. The NEO’s stock awards that are subject to performance-based vesting will be governed by the applicable award agreement. The Change of Control Severance Agreements replace any benefits provided by a workforce management program.
As a condition to receiving such severance benefits, an NEO must execute a release of all of his rights and claims relating to his employment and comply with certain post-termination restrictions, including, among other things, not soliciting our employees or the employees of our affiliates for a period of two years, continuing to comply with the terms his proprietary information and non-disclosure agreement, not making certain public statements concerning Keysight without first receiving the Keysight’s written approval, and not taking actions that could cause Keysight or its employees or agents any embarrassment or humiliation or otherwise cause or contribute to Keysight or any such person being held in disrepute by the general public or Keysight’s employees, clients, or customers.
The Change of Control Severance Agreements with our NEOs do not provide for tax gross-ups of payments subject to the golden parachute excise tax under Section 4999 of the Code. Each Change of Control Severance Agreement instead contains a “better after-tax” provision, which provides that if any of the payments to the NEO constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the NEO, whichever results in the NEO receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.
76 2021 Proxy Statement

Acceleration and Continued Vesting of Equity Awards
Under each NEO’s stock award agreements, if an NEO dies or becomes fully disabled, his unvested stock options, if any, or stock awards that are subject only to service-based vesting conditions will fully vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such death or disability occurs within the first 12 months of the vesting period. In addition, under each NEO’s stock award agreements when an NEO retires, his stock options, if any, and stock awards that are subject only to service-based vesting conditions continue to vest and any performance awards will be earned, if at all, based on the satisfaction of the applicable performance measures and pro-rated if such retirement occurs within the first 12 months of the vesting period. Currently, only Mr. Nersesian, Mr. Wallace and Mr. Gooi are entitled to retirement vesting based on Company-wide equity award agreement eligibility. In addition, in the event there is a change of control, under the Stock Plan, options or stock awards will fully vest immediately prior to the closing of the transaction unless such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. Stock options and stock awards that are subject only to service-based vesting conditions vest on a “double-trigger” basis in connection with a change of control of Keysight pursuant to the Severance Plan and each NEO’s Change of Control Severance Agreement as discussed above, while each NEO’s performance awards provide that in the event of a change of control, such awards will be paid out at the greater of the target award or the accrued amount of the payout but will be pro-rated if such change of control occurs within the first 12 months of the vesting period.
“Cause,” “Good Reason” and “Change of Control” Definitions
For purposes of the Severance Plan, “good reason” means a material diminution in an executive officer’s or vice president’s authority, duties or responsibilities resulting in a significant diminution of position without the executive officer’s or vice president’s consent that is not cured by Keysight within 30 days of written notice to Keysight by the executive officer or the vice president of such diminution. “Good reason” will only exist if the executive officer or the vice president notifies Keysight of the occurrence of the events giving rise to such “good reason” within 30 days of their initial occurrence. An executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished so long as the executive officer or the vice president continues to perform substantially the same functional role for Keysight as he or she performed immediately prior to the occurrence the events alleged to constitute “good reason” whether in the same location or another location assigned to him or her by Keysight. In addition, an executive officer’s or vice president’s authority, duties or responsibilities will not be considered to be significantly diminished solely by reason of a change to his or her title or compensation or benefits.
For purposes of the Change of Control Severance Agreements, “good reason” means (i) a more than $10,000 reduction of the NEO’s rate of compensation as in effect immediately prior to the effective date of the agreement or in effect immediately prior to the occurrence of a change of control, whichever is greater, other than reductions in base salary that apply broadly to employees of Keysight or reductions due to varying metrics and achievement of performance goals for different periods under variable pay programs; (ii) the failure to provide a package of benefits which, taken as a whole, provides substantially similar benefits to those in which the NEO is entitled to participate in the day prior to the occurrence of the change of control or any action by Keysight which would significantly and adversely affect the NEO’s participation or reduce the NEO’s benefits under any of such plans in existence the day prior to the Change of Control, other than changes that apply broadly to employees of Keysight; (iii) a change in the NEO’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, (excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by Keysight within 30 days after notice thereof is given by the NEO); (iv) the NEO relocates to a worksite that is more than 35 miles from the NEO’s prior worksite, unless the NEO consents to such relocation; (v) failure or refusal of a successor to Keysight to assume Keysight’s obligations under the Change of Control Service Agreement; or (vi) the material breach by Keysight or any successor to Keysight of any of the material provisions of the NEO’s Change of Control Severance Agreement. The NEO’s duties, responsibilities, authority, job title or reporting relationships will not be considered to be significantly diminished so long as the NEO continues to perform substantially the same functional role for Keysight as the NEO performed immediately prior to the occurrence of the change of control, even if Keysight becomes a subsidiary or division of another entity. In addition, to constitute “good reason”, the NEO must notify Keysight of any event purporting to constitute “good reason” within 60 days following the NEO’s knowledge of its existence, and Keysight will have 30 days in which to correct or remove such “good reason”, or such event will not constitute “good reason”.
For purposes of the Severance Plan and the Change of Control Severance Agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty that has a material adverse effect on Keysight’s business or reputation; (ii) repeated unexplained or unjustified absences from Keysight; (iii) refusal or willful failure to act in accordance with any specific directions or orders of Keysight that has a material adverse effect on Keysight’s business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Keysight as reasonably determined by the
2021 Proxy Statement 77

Board; (v) participation in a fraud or act of dishonesty against Keysight which has a material adverse effect on Keysight’s business or reputation; or (vi) intentional, material violation by the NEO of any contract between the NEO and Keysight or any statutory duty of the NEO to Keysight that is not corrected within 30 days after written notice to the officer; provided, however, that “cause” in the case of the Change of Control Severance Agreements also means conduct by the NEO that the Board determines demonstrates gross unfitness to serve, and the NEO’s refusal or willful failure to act in accordance with any written policies of Keysight that has a material adverse effect on Keysight’s business or reputation.
For purposes of the Change of Control Severance Agreements and the Stock Plan, a “Change of Control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of Keysight to a person or group which will continue the business of Keysight in the future; (ii) a merger or consolidation involving Keysight in which the shareholders of Keysight immediately prior to such merger or consolidation are not the beneficial owners of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of Keysight immediately prior to such merger or consolidation; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Keysight by a person or group. For purposes of the Change of Control Severance Agreements, a “Change of Control” also occurs if the incumbent members of the Board as of November 1, 2014 or their successors cease for any reason to constitute at least a majority of the Board.
Termination and Change of Control Table
For each of our NEOs, the table below estimates the amount of compensation that would be paid in the event of the following:
•	a change of control of Keysight occurs and the NEO experiences a qualifying termination under his Change of Control Severance Agreement;
•	a qualified termination under the Severance Plan;
•	a voluntary termination by the NEO or an involuntary termination of the NEO by Keysight with cause;
•	the termination of the NEO due to death or disability;
•	the retirement of the NEO;
•	a change of control of Keysight in which stock awards are not assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; or
•	a change of control of Keysight in which stock awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.
78 2021 Proxy Statement

The amounts shown assume that each of the terminations was effective as of October 31, 2020.
		Involuntary Termination or Resignation for Good Cause in Connection with a Change of Control(1) ($)	Qualifying Termination under Severance Plan(2) ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Death or Disability(3) ($)	Retirement(4) ($)	Change of Control with No Replacement Equity(5) ($)	Change of Control with Replacement Equity(6) ($)
Ronald S. Nersesian	Cash Severance Payments	7,500,000	6,067,900	—	—	—	—	—
	Continuation of Benefits(7)	80,000	40,000	—	—	—	—	—
	Stock Award Acceleration(8)	14,082,678	—	—	14,082,678	—	14,082,678	—
	Stock Award Cont’d Vesting(9)	—	14,082,678	—	—	14,082,678	—	—
	Performance Awards(10)	35,386,222	36,126,666	—	35,386,222	35,386,222	36,126,666
	Pension Benefits(11)	1,917,021	1,917,021	1,917,021	1,917,021	1,917,021	—	—
	Total Termination Benefits:	58,965,921	58,234,265	1,917,021	51,385,921	51,385,921	50,209,344	—
Neil P. Dougherty	Cash Severance Payments	2,470,000	1,443,241	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	2,875,221	1,255,609	—	2,875,221	—	2,875,221	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	7,094,339	7,238,232	—	7,094,339	—	7,238,232
	Pension Benefits(11)	747,675	747,675	747,675	747,675	747,675	—	—
	Total Termination Benefits:	13,267,234	10,704,756	747,675	10,717,234	747,675	10,113,453	—
Satish Dhanasekaran	Cash Severance Payments	2,632,500	1,543,766	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	2,344,683	925,687	—	2,344,683	—	2,344,683	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	—	—	—
	Performance Awards(10)	5,523,861	5,792,704	—	5,523,861	—	5,792,704
	Pension Benefits(11)	306,940	306,940	306,940	306,940	306,940	—	—
	Total Termination Benefits:	10,887,985	8,589,097	306,940	8,175,485	306,940	8,137,388	—
Soon Chai Gooi	Cash Severance Payments(12)	1,971,847	—	—	—	—	—	—
	Continuation of Benefits(7)	80,000	—	—	—	—	—	—
	Stock Award Acceleration(8)	3,236,498	—	—	3,236,498	—	3,236,948	—
	Stock Award Cont’d Vesting(9)	—	—	—	—	3,236,948	—	—
	Performance Awards(10)	5,468,551	—	—	5,468,551	5,468,551	5,468,551
	Pension Benefits(11)	—	—	—	—	—	—	—
	Total Termination Benefits:	10,756,896	—	—	8,705,049	8,705,049	8,705,049	—
Mark Wallace	Cash Severance Payments	2,127,500	1,202,229	—	—	—	—	—
	Continuation of Benefits(7)	80,000	20,000	—	—	—	—	—
	Stock Award Acceleration(8)	2,160,217	—	—	2,160,217	—	2,160,217	—
	Stock Award Cont’d Vesting(9)	—	2,160,217	—	—	2,160,217	—	—
	Performance Awards(10)	4,648,720	4,763,720	—	4,648,720	4,648,720	4,763,720	—
	Pension Benefits(11)	965,588	965,588	965,588	965,588	965,588	—	—
	Total Termination Benefits:	9,982,026	9,111,754	965,588	7,774,526	7,774,526	6,923,937	—
2021 Proxy Statement 79

(1)
Under the Change of Control Severance Agreements, if a change of control of Keysight occurs and an NEO is involuntarily terminated without cause or voluntarily terminates within 3 months following the occurrence of an event constituting “good reason”, and such involuntary termination or “good reason” (as defined in the Change of Control Severance Agreements) event occurs (i) within three months prior to a change of control, (ii) at the time of or within 24 months following the occurrence of a change of control, or (iii) at any time prior to a change of control, if such termination is at the request of the acquirer, his or her unvested stock options, if any, and stock awards that are subject only to service-based vesting conditions will fully vest. In addition, pursuant to the terms of each NEO’s performance award agreement, following the end of the performance period (or any earlier performance period termination date in connection with the change of control), performance awards will be paid out at the greater of the target award or the accrued amount of the payout; except that if such change of control occurs during the first 12 months of the NEO’s vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement times (b) a fraction, the numerator of which is the number of days from the beginning of the NEO’s vesting period to the date of such change of control, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the following: (x) for PSUs granted in Fiscal Year 2018, the actual number of PSUs that were earned through Fiscal Year 2020, (y) for PSUs granted in Fiscal Year 2019, the target number of PSUs that may be earned through Fiscal Year 2020, and (z) for PSUs granted in Fiscal Year 2020, the maximum number of PSUs that may be earned through Fiscal Year 2020 (collectively, the “PSU Calculations”), subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2020. Because Fiscal Year 2020 cash incentive awards would have been earned, if at all, as of October 31, 2020, we have not included these amounts in this column.

(2)
Under the Severance Plan, the vesting of stock options, if any, and stock awards which would have occurred during the 12-month period following termination of employment will accelerate; provided, however, if the NEO is retirement-eligible under the terms of the applicable award, the NEO will instead benefit from the retirement treatment set forth in such award agreement. As of October 31, 2020, Messrs. Nersesian, Gooi, and Wallace were retirement-eligible under the terms of their award agreements. Any remaining unvested stock options and stock awards, if any, will be forfeited. Unvested performance stock awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations.

(3)
Each NEO’s stock awards that are subject only to service-based vesting conditions provide that if a NEO dies or becomes disabled, his or her unvested stock options, if any, and stock awards will fully vest. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such death or disability occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the award determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such death or disability, and the denominator of which is the number of days in the 12-month period. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2020.

(4)
Each NEO’s stock awards that are subject only to service-based vesting provide that if a NEO retires from Keysight, all unvested stock options, if any, and stock awards continue to vest per the original terms of the grant. Each NEO’s performance stock awards provide that any unvested awards will no longer be subject to any service-based vesting requirements but will only be paid out based on actual performance at the end of the performance period; except that, if such retirement occurs during the first 12 months of the vesting period, the payout for such performance period shall equal an amount calculated by multiplying (a) the amount determined under the performance award agreement for the full performance period times (b) a fraction, the numerator of which is the number of days from the beginning of the vesting period to the date of such retirement, and the denominator of which is the number of days in the 12-month period. As of October 31, 2020, Messrs. Nersesian, Gooi and Wallace were eligible for such continued vesting upon retirement. For purposes of determining the amounts earned under each NEO’s performance awards, the calculated values are based on the PSU Calculations, subject to the pro-ration calculations for an assumed termination within the first 12 months of the NEO’s vesting period for the PSUs granted in Fiscal Year 2020.

(5)
Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will accelerate if they are not assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. We have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column. For purposes of determining the amounts paid out under each NEO’s performance awards, the calculated values are based on the PSU Calculations.

(6)
Under the Stock Plan in the event of a change of control of Keysight, all stock awards granted under the Stock Plan will not accelerate if they are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor. We have assumed that the NEOs have not been terminated for purposes of determining the amounts in this column.

(7)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control or a qualified termination under the Severance Plan.

(8)
Calculated the acceleration value of the time-based stock awards using $104.87, the closing price of Keysight common stock as of October 31, 2020 (the “Fiscal Year End Price”). No vesting acceleration for stock options is included because, as of October 31, 2020, each of the NEOs had already fully vested in their outstanding stock options.

(9)
For purposes of determining the value of the time-based stock awards, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date. No vesting continuation for stock options is included because, as of October 31, 2020, each of the NEOs had already fully vested in their outstanding stock options.

(10)
To determine the value of performance-based stock awards in scenarios where such awards will continue to vest, we have assumed that the Fiscal Year End Price remains constant through each applicable vesting date. The value of performance-based stock awards that accelerate was calculated using the Fiscal Year End Price. Actual payments at vesting of the performance-based stock awards could be different based on final performance results. The performance period for the PSUs granted in Fiscal Year 2018 concluded on October 31, 2020, but the award remained unvested, subject to the applicable NEO being employed through the date that the Compensation Committee determined the payout.

(11)
For information regarding potential payments upon termination under the Deferred Compensation Plan and the Retirement Plan, and the Supplemental Benefit Retirement Plan, in which our NEOs participate, see “Non-Qualified Deferred Compensation” and “Pension Benefits” above.

(12)
The amounts for Mr. Gooi’s Cash Severance Payment are shown in U.S. Dollars but would be payable to him in Malaysian Ringgit. To convert the amount payable in U.S. Dollars, we used the exchange rate as of October 31, 2020, or 4.15316266 Malaysian Ringgits per U.S. Dollar.

80 2021 Proxy Statement

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of
Regulation S- K, Keysight is providing the following information about the relationship of the annual total compensation of its employees to the annual total compensation of Mr. Nersesian, our CEO. To understand this disclosure, we believe that it is important to give context to Keysight’s operations. Keysight’s corporate headquarters is in Santa Rosa, California with employees in over 30 countries. As a global organization, approximately 66% of Keysight’s employees were located outside of the U.S. as of October 31, 2020. The countries with the largest number of our employees are the United States, Malaysia, India, China, and Germany.
Keysight is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with our executive compensation program, Keysight’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, our pay structures vary among our employees based on position, geographic location and consideration of local competitive market practices.
Pay Ratio
For Keysight’s Fiscal Year 2020:
•	The median of the annual total compensation of all of Keysight’s employees, other than Mr. Nersesian, was $63,985.
•	Mr. Nersesian’s annual total compensation, as reported in the “Total” column of the “Summary Compensation Table” was $15,250,980.
Based on this information, the ratio of the annual total compensation of Mr. Nersesian to the median of the annual total compensation of all of Keysight’s employees other than Mr. Nersesian is estimated to be 238 to 1.
Identification of Median Employee
For purposes of the Fiscal Year 2020 CEO pay ratio set forth above, we used the same median employee identified with respect to our Fiscal Year 2019 CEO pay ratio, as permitted by SEC rules. During Fiscal Year 2020, we have not materially modified our employee compensation programs and our employee population did not change significantly. In Fiscal Year 2019, we selected October 31, 2019, the last day of Fiscal Year 2019, as the date on which to determine our median employee. As of that date, Keysight had approximately 14,120 employees, including full-time and part-time employees, employees on leave of absence and temporary employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from Keysight’s internal records as of October 31, 2019:
•	Earned base salary or base wages for the period beginning on November 1, 2018 and ending on October 31, 2019.
•	Target bonuses for Fiscal Year 2019.
We selected the above compensation elements because they represent Keysight’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the accounting rates as of October 31, 2019. These rates are set on the last workday of each month for the following month using current market rates. For example, the February accounting rate is set using market rates on January 31st. In identifying the median employee, we have considered all employees who joined Keysight through acquisitions during the last Fiscal Year and we did not make any cost-of-living adjustments or exclude any foreign jurisdictions in accordance with Item 402(u) of Regulation S-K.
In determining the annual total compensation of the median employee, the employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table with respect to each of Keysight’s NEOs.
2021 Proxy Statement 81

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION
Under Section 14A of the Exchange Act, at least every six years, Keysight stockholders are entitled to cast a non-binding advisory vote to indicate the frequency with which we should hold future non-binding votes to approve the compensation of our NEOs. Our stockholders last voted on such a resolution in 2015 with the majority voting for a frequency of every 1 year.
We are once again requesting your non-binding advisory vote to determine whether the frequency of the vote to approve the compensation of our NEOs should be every 1 year, 2 years or 3 years. The Board of Directors and the Compensation Committee believe that future annual votes will allow the Compensation Committee, management, and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.
Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of our NEOs will be held in the future.
VOTE REQUIRED
The frequency (every 1 year, 2 years or 3 years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Keysight’s Board recommends a vote for every “1 YEAR” for the non-binding advisory stockholder vote to approve the compensation of Keysight's NEOs.
82 2021 Proxy Statement

Frequently Asked Questions
Q:	What is the date, time, and place of the 2021 Annual Meeting?
A:
We will hold the 2021 Annual Meeting on March 18, 2021 at 8:00 a.m. Pacific Time, exclusively by webcast at www.meetingcenter.io/220281256. No physical meeting will be held. We encourage you to access the meeting prior to the start time leaving ample time for the check-in. Access to the online meeting will begin at 7:30 a.m. Pacific Time. You will be able to attend the meeting, vote electronically, and submit questions during the meeting at www.meetingcenter.io/220281256.

A webcast replay of the 2021 Annual Meeting will also be available on our Investor Relations website at investor.keysight.com. Go to “News, Events, Presentations,” select “Prior Presentations and Webcasts,” and then select “Annual Keysight Stockholder Meeting.” The webcast will remain available on this website for 6 months after the Annual Meeting.
Q:	How do I virtually attend the 2021 Annual Meeting?
A:	The 2021 Annual Meeting will take place online at www.meetingcenter.io/220281256.
If you are a stockholder of record, you will need to enter the control number included on your proxy card and the password KEYS2021 in order to be able to enter the 2021 Annual Meeting.
If you are a beneficial owner and have registered in advance to attend the 2021 Annual Meeting, you will need to enter the control number that you received from Computershare Trust Company (“Computershare”) and the password KEYS2021 in order to be able to enter the 2021 Annual Meeting.
For information regarding differences between holding shares as a stockholder of record and as a beneficial owner, please see FAQ on page 85 entitled “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”
Q:	Do I need to register in advance to attend the virtual 2021 Annual Meeting?
A:
If you are a stockholder of record, you do not need to register in advance to attend the 2021 Annual Meeting. If you are a beneficial owner, you must register in advance to attend the 2021 Annual Meeting. Please see the next two FAQs below on how to register in advance if you are a beneficial owner.

Q:	If I am a beneficial owner, how do I register in advance if I want to attend but not vote at the virtual 2021 Annual Meeting?
A:
To register in advance to attend but not vote at the virtual 2021 Annual Meeting, you must submit a request to our virtual meeting provider, Computershare. Your request must be labeled as “Legal Proxy” and contain: (i) a copy of your brokerage statement, Voting Instruction Form (provided to you by your broker), or other proof reflecting your shareholding as of Record Date; and (ii) your legal name and email address.

2021 Proxy Statement 83

The request must be received by Computershare no later than 5:00 p.m. Eastern Time on March 16, 2021 at the email address or physical address below.
•	By email: legalproxy@computershare.com
•	By mail, for regular delivery: Computershare, Keysight Legal Proxy, P.O. Box 505000 Louisville, KY 40233-5005
•	By mail, for overnight delivery: Computershare, Keysight Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
Upon receipt of your registration materials, Computershare will provide you with a confirmation of your registration by email and a control number. If you provided a valid email address, but you have not received a control number within 2 business days from your request, please contact Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you provided a physical mailing address but not an email address, Computershare will ship, within 2 business days of receipt, a control number to you by first class mail. You will need to enter the control number that you received from Computershare and the password KEYS2021 in order to be able to enter the 2021 Annual Meeting.
Please note, if you submit the materials described in this FAQ, you will not be able to vote at the 2021 Annual Meeting. This option may be helpful to beneficial owners who voted in advance through their broker and wish only to attend the 2021 Annual Meeting.
Q:	If I am a beneficial owner, how do I register in advance if I want to attend and vote at the 2021 Annual Meeting?
A:
To register in advance to attend and vote at the virtual 2021 Annual Meeting, you must submit a request to our virtual meeting provider, Computershare. Your request must be labeled as “Legal Proxy” and contain: (i) a legal proxy from your brokerage firm, bank, or other nominee; and (ii) your legal name and email address.

The request must be received by Computershare no later than 5:00 p.m. Eastern Time on March 16, 2021 at the email address or physical address below.
•	By email: legalproxy@computershare.com
•	By mail, for regular delivery: Computershare, Keysight Legal Proxy, P.O. Box 505000 Louisville, KY 40233-5005
•	By mail, for overnight delivery: Computershare, Keysight Legal Proxy, 462 South 4th Street, Suite 1600, Louisville, KY 40202.
Upon receipt of your registration materials, Computershare will provide you with a confirmation of your registration by email and a control number. If you provided a valid email address, but you have not received a control number within 2 business days from your request, please contact Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you provided a physical mailing address but not an email address, Computershare will ship, within 2 business days of receipt, a control number to you by first class mail. You will need to enter the control number that you received from Computershare and the password KEYS2021 in order to be able to enter the 2021 Annual Meeting. You will be able to vote at the 2021 Annual Meeting.
Q:	How do I request a legal proxy?
A:
Your broker, bank, or nominee must provide you with information on how you can request a legal proxy. Most brokers, banks, or nominees allow a stockholder to request a legal proxy either online or by mail. If you have requested a legal proxy online, and you have not received an email with your legal proxy within 2 business days of your request, you should contact your broker, bank, or nominee. If you have requested a legal proxy by mail, and you have not received it within 5 business days of your request, you should contact your broker, bank, or nominee. Once you receive a legal proxy, you should submit it to Computershare by email or physical mail, as detailed in the FAQ immediately above.

Please note that once you have requested a legal proxy from your broker, bank, or nominee, you will no longer be able to vote through your broker, bank, or nominee before the Annual Meeting, even if you do not submit the legal proxy to Computershare to receive a control number to attend and vote during the Annual Meeting.
84 2021 Proxy Statement

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Most stockholders of Keysight hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Keysight’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares.
As a stockholder of record on Record Date, you are entitled to receive from Computershare a Notice of Internet Availability of Proxy Materials (the “Notice”), or, if requested, a printed set of proxy materials, directly in your own name. As a stockholder of record, you may grant your voting proxy to the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chairman of the Board, President and Chief Executive Officer, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, by submitting your proxy card and voting before the 2021 Annual Meeting. You may vote before the 2021 Annual Meeting by internet, telephone, or mail (if you requested printed copies of the proxy materials), as described below under the heading “How do I vote my shares?” Alternatively, you may vote during the 2021 Annual Meeting without advance registration.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and those shares are considered to be held in “street name.” Your stockbroker, bank, or nominee is considered the stockholder of record with respect to those shares.
As a beneficial owner on Record Date, your stockbroker, bank, or nominee must forward to you a Notice or, if requested, a printed set of proxy materials. As a beneficial owner, you may direct your stockbroker, bank, or nominee to vote your shares by submitting your voting instruction form and voting before the 2021 Annual Meeting. You may vote before the 2021 Annual Meeting by internet, telephone, or mail (if you requested printed copies of the proxy materials), as described below under the heading “How do I vote my shares?” Alternatively, you may vote during the 2021 Annual Meeting only if you registered in advance with Computershare, as described above under the heading “If I am a beneficial owner, how do I register in advance if I want to attend and vote at the 2021 Annual Meeting?”
Q:	How do I vote my shares?
	If you are a Stockholder of Record:	If you are a Beneficial Owner:
By Internet Before the 2021 Annual Meeting* (24 hours a day):	www.envisionreports.com/KEYS	Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee.
By Internet During the 2021 Annual Meeting*:	www.meetingcenter.io/220281256 Password is KEYS2021	www.meetingcenter.io/220281256 Password is KEYS2021
By Telephone* (24 hours a day, prior to 1:00 a.m. Central Time on March 18, 2021):	1-800-652-8683	Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee. Telephone voting may be not available through your stock brokerage firm, bank, or nominee.
By Mail:
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, RI 02940-5068.
Follow the voting instructions you receive from your stock brokerage firm, bank, or nominee.
*
While Keysight, Computershare, and Broadridge do not charge you any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.

2021 Proxy Statement 85

If you want to vote by telephone before the meeting, your votes must be submitted by 1:00 a.m. Central Time, on March 18, 2021. If you want to vote by internet, your votes can be submitted before and during the 2021 Annual Meeting (beneficial owners must register in advance with Computershare to be able to vote during the 2021 Annual Meeting). Voting prior to the 2021 Annual Meeting, whether by telephone, internet, or mail (if you requested a paper proxy card) will not affect your right to attend the virtual 2021 Annual Meeting. If you are a beneficial owner, you must register in advance with Computershare to attend the 2021 Annual Meeting, even if you do not intend to vote during the meeting.
Q:	Can I revoke my proxy or change my vote?
A:
You may revoke your proxy card or change your voting instructions prior to the vote at the 2021 Annual Meeting. You may enter a new vote by using the internet or telephone (if available through your broker, bank, or nominee) or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by attending and voting at the 2021 Annual Meeting (beneficial owners must register in advance with Computershare to attend and vote at the 2021 Annual Meeting). Your attendance at the 2021 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	Will I be able to ask a question during the 2021 Annual Meeting?
A:
Yes, all stockholders attending the 2021 Annual Meeting will be able to submit a question during the meeting. You must be in logged in to the virtual meeting at www.meetingcenter.io/220281256 and follow the instructions on the meeting page on how to post a question or comment. If your question is properly submitted during the meeting, your question may be answered in the meeting or we may hold your question and respond to it after the meeting. Questions on similar topics may be combined and answered together.

Q:	What if I encounter technical difficulties or have trouble accessing the 2021 Annual Meeting?
A:	Click the “Additional Information” box on the log in screen to review additional instructions or call the Shareholder Contact Center at +1 (877) 373-6374 (toll-free).
Q:	What if the Company encounters technical difficulties during the 2021 Annual Meeting?
A:
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened at a later time or another day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.meetingcenter.io/220281256.

Q:	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a printed set of proxy materials?
A:
In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2020 Annual Report to Stockholders, by providing access to such documents on the internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Commencing on or about February [5], 2021, a Notice was sent to our stockholders who did not request printed copies of the proxy materials. The Notice instructs you how to access and review the proxy materials on the internet and how to submit your proxy via the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

86 2021 Proxy Statement

Q:	Why am I receiving proxy materials?
A:
You are receiving proxy materials because you were an owner of Keysight common stock as of the Record Date. You are invited to attend the 2021 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What is included in the proxy materials?
A:
The proxy materials consist of the Proxy Statement and the 2020 Annual Report to Stockholders. If you requested printed versions of proxy materials by mail, these materials also include the proxy card or voting instruction form.

Q:	What information is contained in these proxy materials?
A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2021 Annual Meeting, the voting process, the compensation of our directors and highest paid officers, and certain other required information. The information included in our 2020 Annual Report to Stockholders relates to our annual report for our last fiscal year, ended October 31, 2020, which was filed with the SEC and which contains our audited consolidated financial statements, management’s discussion and analysis, risk factors, and certain other required information.

Q:	What proposals will be voted on at the 2021 Annual Meeting?
A:	There are four proposals scheduled to be voted on at the 2021 Annual Meeting:
•	the election of three directors for a 3-year term;
•	the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm;
•	an advisory vote to approve the compensation of Keysight’s NEOs; and
•	an advisory vote on the frequency of future stockholder votes to approve the compensation of Keysight’s NEOs.
Q:	What is the Keysight Board’s voting recommendation?
A:	Keysight’s Board recommends that you vote your shares:
•	FOR each of the director nominees;
•	FOR the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Keysight’s independent registered public accounting firm;
•	FOR the approval of the compensation of Keysight’s NEOs; and
•	FOR every “1 year” on the frequency of future stockholder votes to approve the compensation of Keysight’s NEOs.
Q:	What shares owned by me can be voted?
A:
All shares owned by you as of Record Date, whether as a stockholder of record or as a beneficial owner, may be voted. You may cast one vote for each share of common stock that you held on Record Date. On Record Date, Keysight had 186,084,525 shares of common stock issued and outstanding.

2021 Proxy Statement 87

Q:	What effect does voting FOR, AGAINST, or ABSTAIN have on each proposal?
A:
For proposal 1 (election of directors), your vote may be cast FOR or AGAINST one or more of the director nominees, or you may ABSTAIN from voting with respect to one or more of the director nominees. Shares voting ABSTAIN have no effect on the election of directors.

For proposals 2 (ratification of appointment of the independent registered public accounting firm) and 3 (approval of the compensation of Keysight’s NEOs), your vote may be cast FOR or AGAINST or you may ABSTAIN. If you ABSTAIN, it has the same effect as a vote AGAINST proposals 2 and 3.
For proposal 4 (approval of the frequency of future stockholder votes to approve the compensation of Keysight’s NEOs), your vote may be cast for every "1 year," "2 years," "3 years" or "ABSTAIN." Shares voting ABSTAIN have no effect on proposal 4.
Any shares represented by proxies that are marked to ABSTAIN from voting on a proposal will be counted as “present” in determining whether we have a quorum.
Q:	What happens if I submit my voting instruction form with no voting instructions?
A:
If you are a shareholder of record and you sign your proxy card with no voting instructions (meaning, you choose neither FOR, AGAINST, nor ABSTAIN), your shares will be voted in accordance with the management’s recommendations for such proposal.

If you are a beneficial owner and you sign your voting instruction form with no voting instructions (meaning, you choose neither FOR, AGAINST, nor ABSTAIN), your shares will be treated as follows:
•
On routine matters, your broker, bank, or nominee may, in its discretion, either leave your shares unvoted or vote your shares. Only Proposal 2 (ratification of appointment of the independent registered public accounting firm) is considered a routine matter.

•
On non-routine matters, your bank, broker, or nominee may not vote your shares without your instruction, and your shares will have no effect on the outcome of these matters (“broker non-vote”). Proposals 1 (election of directors), 3 (approval of the compensation of Keysight’s NEOs), and 4 (approval of the frequency of future stockholder votes to approve the compensation of Keysight’s NEOs) are considered non-routine matters.

Whether you are a shareholder of record or a beneficial owner, if you sign your proxy card or voting instruction form but provide no voting instructions, your shares will be counted as “present” for the purposes of determining a quorum.
Q:	What is the voting requirement to approve each of the proposals?
A:
Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present at the 2021 Annual Meeting or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast FOR a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote FOR or AGAINST a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Our Board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating and Corporate Governance Committee, or another duly appointed Committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Keysight will publicly disclose the Committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.
Proposal 2, Ratification of Appointment of the Independent Registered Public Accounting Firm: The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the 2021 Annual
88 2021 Proxy Statement

Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. This proposal is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.
Proposal 3, Approval of the Compensation of Keysight’s Named Executive Officers: The advisory vote regarding approval of the compensation of Keysight’s NEOs requires the affirmative vote of a majority of shares present at the 2021 Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on this proposal in the absence of voting instructions from the beneficial owner.
Proposal 4, Advisory Vote on Frequency of Future Stockholder Votes on Executive Compensation: The frequency (every 1 year, 2 years or 3 years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will have no effect on this proposal.
Q:	What does it mean if I receive more than one Notice, proxy card, or voting instruction form?
A:
It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	Where can I find the voting results of the 2021 Annual Meeting?
A:	Keysight will announce preliminary voting results at the Annual Meeting and publish preliminary or, if available, final results in a Form 8-K within four business days of the Annual Meeting.
Q:	What happens if additional proposals are presented at the 2021 Annual Meeting?
A:
Other than the four proposals described in this Proxy Statement, Keysight does not expect any matters to be presented for a vote at the 2021 Annual Meeting. If you grant a voting proxy, the persons named as proxy holders, Ronald S. Nersesian, Keysight’s Chairman of the Board, President and Chief Executive Officer, and Jeffrey K. Li, Keysight’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any one or more of Keysight’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the 2021 Annual Meeting?
A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Your shares are counted as “present” at the 2021 Annual Meeting if you vote through the internet during the 2021 Annual Meeting or properly submit your proxy card or voting instruction form before the 2021 Annual Meeting. Abstentions and broker non-votes are counted as “present” for the purpose of determining the presence of a quorum. Votes voted by a broker, bank, or nominee who has discretionary voting power and exercises such discretion to vote your shares on a proposal where you did not provide voting instructions are counted as “present” for the purpose of determining the presence of a quorum.

Q:	Who will count the vote?
A:	A representative of Computershare will tabulate the votes and act as the inspector of election.
2021 Proxy Statement 89

Q:	Is my vote confidential?
A:
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Keysight or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Keysight’s management.

Q:	Who is soliciting my proxy?
A:	Georgeson, Inc. (“Georgeson”) is soliciting proxies to be used at the 2021 Annual Meeting for the purposes set forth in the foregoing Notice.
Q:	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?
A:
Keysight will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Keysight has retained the services of Georgeson to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Keysight estimates that it will pay Georgeson a fee of $11,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Keysight’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Keysight may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	How may I access an electronic list of stockholders of record entitled to vote at the 2021 Annual Meeting?
A:
We will make available an electronic list of stockholders of record as of Record Date for inspection by stockholders from March 8, 2021 through March 18, 2021. To access the electronic list during these dates, please send your request, along with proof of ownership, by email to investor.relations@keysight.com. You will receive confirmation of your request and instructions on how to view the electronic list. The list will also be available to stockholders at www.meetingcenter.io/220281256 during the live webcast of the 2021 Annual Meeting.

Q:	May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?
A:
Stockholders of record may submit proposals for consideration at future Annual Meetings, including director nominations. If you are a beneficial owner, you can contact the bank or financial institution that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

Stockholder Proposals for Inclusion in the Proxy Materials: In order for a stockholder proposal to be considered for inclusion in Keysight’s proxy statement for an Annual Meeting, the written proposal must be received by Keysight not less than 120 calendar days before the date Keysight’s proxy statement was released to the stockholders in connection with the previous year’s Annual Meeting and should satisfy the requirements in Keysight’s Bylaws. Keysight’s proxy statement in connection with the 2021 Annual Meeting was released to the stockholders on February 5, 2021, and thus, a written stockholder proposal for inclusion in the proxy materials for the 2022 Annual Meeting must be received by Keysight no later than the close of business on October 8, 2021. Such proposal also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding the inclusion of stockholder proposals in Keysight-sponsored proxy materials.
Stockholder Proposals for Consideration at the 2022 Annual Meeting, but not for Inclusion in the Proxy Materials: In order for a stockholder proposal to be raised from the floor during an Annual Meeting but not be included in the proxy statement, the written notice must be received by Keysight not less than 90 days and not more than 120 days before the first anniversary of the previous year’s Annual Meeting and should satisfy the requirements in Keysight’s Bylaws. Keysight’s 2021 Annual Meeting will take
90 2021 Proxy Statement

place on March 18, 2021 and thus, a written notice of a stockholder proposal to be considered at the 2022 Annual Meeting, but not included in the proxy materials, must be received by Keysight no earlier than the close of business on November 18, 2021 and no later than the close of business on December 20, 2021. Such notice also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding the submission of notices to raise a stockholder proposal from the floor during an Annual Meeting.
Nomination of Director Candidates: Keysight’s Bylaws permit stockholders to nominate directors at an Annual Meeting. In order for a stockholder to make a director nomination at an Annual Meeting, the written notice must be received by Keysight not less than 90 days and not more than 120 days before the first anniversary of the previous year’s Annual Meeting and should contain such information as required under Keysight’s Bylaws. Keysight’s 2021 Annual Meeting will take place on March 18, 2021, and thus, a written notice of a stockholder director nomination must be received by Keysight no earlier than the close of business on November 18, 2021 and no later than the close of business on December 20, 2021. Such notice also must satisfy the requirements in Keysight’s Bylaws and comply with SEC’s regulations regarding shareholder director nomination proposals.
Copy of Bylaw Provisions: You may contact the Keysight Corporate Secretary at Keysight’s corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Keysight’s Bylaws can be accessed on the Keysight Investor Relations website at investor.keysight.com. Click on “Corporate Governance” and then “Governance Policies” on the left-hand side of the screen.
Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A:
To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card for each stockholder is included with the proxy materials. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you how you may submit your proxy on the internet.

If you are a stockholder of record and you received only one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.
If you are a beneficial owner, and you would like to receive additional copies of proxy materials, please notify your broker, bank, or other nominee.
You may receive a copy of Keysight’s Annual Report on Form 10-K for the Fiscal Year 2020, without charge, by sending a written request to Keysight Technologies, Inc., 1400 Fountaingrove Parkway, Santa Rosa, California 95403, Attn: Investor Relations, or by email to proxy.inquiry@keysight.com. The Annual Report on Form 10-K is also available at investor.keysight.com.
Keysight Technologies, Inc.
1400 Fountaingrove Parkway
Santa Rosa, CA 95403
Dated: February 3, 2021
2021 Proxy Statement 91

Other Information
Note About Forward Looking Statements

This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “committed to, “strive” “believe,” “expect,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
Websites Referenced in this Proxy Statement

The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.
92 2021 Proxy Statement

1400 Fountaingrove Pkwy
Santa Rosa, CA 95403-1799
United States

© Keysight Technologies 2020

KEYSIGHT TECHNOLOGIES VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Before the meeting: Go to **www.envisionreports.com/KEYS** or scan the QR code – login details are located in the shaded bar below.

During the meeting: Go to **www.meetingcenter.io/220281256** - login details are located in the shaded bar below. The password for the meeting is **KEYS2021.**

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KEYS

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2 and 3, and for 1 YEAR on Proposal 4.**

1. Election of Directors:

	For	Against	Abstain
01 - Ronald S. Nersesian	☐	☐	☐
02 - Charles J. Dockendorff	☐	☐	☐
03 - Robert A. Rango	☐	☐	☐

	For	Against	Abstain
2. To ratify the Audit and Finance Committee's appointment of PricewaterhouseCoopers LLP as Keysight's independent registered public accounting firm.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of Keysight's named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a non-binding advisory basis, the frequency of the stockholder vote on the compensation of Keysight's named executive officers.	☐	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 4 9 2 3 3 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03D1VH

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is KEYS2021.

The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.envisionreports.com/KEYS

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KEYS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Keysight Technologies, Inc.

Annual Meeting of Stockholders—March 18, 2021

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints Ronald S. Nersesian and Jeffrey K. Li, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Keysight Technologies, Inc. held of record by the undersigned on January 19, 2021, at the Annual Meeting of Stockholders to be held on Thursday, March 18, 2021, or any postponement or adjournment thereof.
IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND FOR 1 YEAR ON PROPOSAL 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐